                                                                    EXHIBIT C-4.





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                                U.S. $37,250,000


                                CREDIT AGREEMENT


                           DATED AS OF MARCH 15, 1996


                                     AMONG


                          PHONETEL TECHNOLOGIES, INC.


                                AS THE BORROWER,



                                VARIOUS LENDERS



                                      AND



                           INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION,

                          AS THE AGENT FOR THE LENDERS


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
                                                        TABLE OF CONTENTS
                                                        -----------------

                                                                                                           Page
                                                                                                           ----
ARTICLE 1.  DEFINITIONS
     1.1.        Defined Terms    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
     1.2.        Use of Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26
     1.3.        Cross-References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
     1.4.        Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . . . . .      27

ARTICLE 2.  COMMITMENTS
     2.1.        Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
                 2.1.1.         Revolving A Loan Commitment   . . . . . . . . . . . . . . . . . . . . .      27
                 2.1.2.         Revolving B Loan Commitment   . . . . . . . . . . . . . . . . . . . . .      27
                 2.1.3.         Term Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . .      28
                 2.1.4.         Agent and Lenders Not Required to Extend
                 Credit under Revolving Loan Commitment . . . . . . . . . . . . . . . . . . . . . . . .      28
     2.2.        Changes in Advance Formula; Establishment
                 of Reserves      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
                 2.2.1.         Advance Ratios  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
                 2.2.2.         Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29
     2.3.        Commitment and Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29
     2.4.        Increased Costs; Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . .      30
     2.5.        Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31

ARTICLE 3.  LOANS AND NOTES
     3.1.        Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
     3.2.        Notes            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      32
     3.3.        Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
                 3.3.1.         Repayments and Prepayments  . . . . . . . . . . . . . . . . . . . . . .      33
                 3.3.2.         Prepayment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
                 3.3.3.         Revolving Loans on Borrower's Behalf  . . . . . . . . . . . . . . . . .      36
                 3.3.4          Reduction of Revolving Loan Commitment  . . . . . . . . . . . . . . . .      36
     3.4.        Interest.        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
                 3.4.1.         Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
                 3.4.2.         Post-Default Rates  . . . . . . . . . . . . . . . . . . . . . . . . . .      37
                 3.4.3.         Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
                 3.4.4.         Rate Determinations   . . . . . . . . . . . . . . . . . . . . . . . . .      38
     3.5.        Taxes.           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      38
     3.6.        Payments, Interest Rate Computations, Other
                 Computations, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      39
     3.7.        Proration of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      40
     3.8.        Setoff...        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41
     3.9.        Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      41

ARTICLE 4.  CONDITIONS TO LOANS
     4.1.        Initial Loans    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        42
                 4.1.1.         Resolutions, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .      42
                 4.1.2.         Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
                 4.1.3.         Borrowing Base Certificate  . . . . . . . . . . . . . . . . . . . . . .      43
                 4.1.4.         Additional Equity, etc.   . . . . . . . . . . . . . . . . . . . . . . .      43

                 4.1.5.         Release of Liens on Assets  . . . . . . . . . . . . . . . . . . . . . .      43
                 4.1.6.         No Contest, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
                 4.1.7.         Certificate as to Completed Conditions,
                                Warranties, No Default, etc.  . . . . . . . . . . . . . . . . . . . . .      43
                 4.1.8.         Documents Relating to Equity Investments  . . . . . . . . . . . . . . .      44
                 4.1.9.         Compliance with Requirements of Law   . . . . . . . . . . . . . . . . .      44
                 4.1.10.        Opinions of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . .      44
                 4.1.11.        Closing Fees, Expenses, etc.  . . . . . . . . . . . . . . . . . . . . .      44
                 4.1.12.        Subsidiary Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . .      44
                 4.1.13.        Security Documents and Perfection   . . . . . . . . . . . . . . . . . .      45
                 4.1.14.        Employment Agreements; Compensation   . . . . . . . . . . . . . . . . .      45
                 4.1.15.        Pension and Welfare Liabilities   . . . . . . . . . . . . . . . . . . .      46
                 4.1.16.        Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
                 4.1.17.        Financial Information, etc.   . . . . . . . . . . . . . . . . . . . . .      46
                 4.1.18.        Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
                 4.1.19.        Review of Borrower's Operations   . . . . . . . . . . . . . . . . . . .      47
                 4.1.20.        Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .      47
                 4.1.21.        Other Documents, Certificates, etc.   . . . . . . . . . . . . . . . . .      47
                 4.1.22.        Letter to Accountants   . . . . . . . . . . . . . . . . . . . . . . . .      47

     4.2.        All Loans        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
                 4.2.1.         Compliance with Warranties,
                                No Default, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
                 4.2.2.         Borrowing Request, etc.   . . . . . . . . . . . . . . . . . . . . . . .      48
                 4.2.3.         Satisfactory Legal Form   . . . . . . . . . . . . . . . . . . . . . . .      49
                 4.2.4.         Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .      49
                 4.2.5.         Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49
                 4.2.6.         Change in Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49

ARTICLE 5.  WARRANTIES, ETC.
     5.1.        Organization, Power, Authority, etc. . . . . . . . . . . . . . . . . . . . . . . . . .      49
     5.2.        Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50
     5.3.        Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        51
     5.4.        Financial Information; Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . .      51
     5.5.        Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
     5.6.        Absence of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
     5.7.        Litigation, Legislation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      52
     5.8.        Regulations G, T, U and X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
     5.9.        Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
     5.10.       Taxes.....       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        53
     5.11.       Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      53
     5.12.       Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      55
     5.13.       Ownership of Properties; Collateral  . . . . . . . . . . . . . . . . . . . . . . . . .      56
     5.14.       Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56
     5.15.       Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      56
     5.16.       Insurance        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        57
     5.17.       Certain Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
     5.18.       Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
     5.19.       No Burdensome Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      57
     5.20.       Consents         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
     5.21.       Contracts        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
     5.22.       Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58

     5.23.       Condition of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
     5.24.       Subsidiaries     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
     5.25.       Acquisition Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      58
     5.26.       Trade Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
     5.27.       Absence of Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
     5.28.       Communications Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      59
     5.29.       Capitalization and Ownership of the Borrower . . . . . . . . . . . . . . . . . . . . .      59
     5.30.       Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
     5.31.       No Integration of Issue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60
     5.32.       No Conflict      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      60

ARTICLE 6.  COVENANTS
     6.1.        Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      61
                 6.1.1.         Financial Information, etc.   . . . . . . . . . . . . . . . . . . . . .      61
                 6.1.2.         Maintenance of Corporate Existence, etc.  . . . . . . . . . . . . . . .      63
                 6.1.3.         Foreign Qualification   . . . . . . . . . . . . . . . . . . . . . . . .      63
                 6.1.4.         Payment of Taxes, etc.  . . . . . . . . . . . . . . . . . . . . . . . .      64
                 6.1.5.         Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      64
                 6.1.6.         Notice of Default, Litigation, etc.   . . . . . . . . . . . . . . . . .      65
                 6.1.7.         Books and Records   . . . . . . . . . . . . . . . . . . . . . . . . . .      66
                 6.1.8.         Maintenance of Properties, etc.   . . . . . . . . . . . . . . . . . . .      67
                 6.1.9.         Maintenance of Licenses and Permits   . . . . . . . . . . . . . . . . .      67
                 6.1.10.        Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      67
                 6.1.11.        Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . .      67
                 6.1.12.        Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . .      67
                 6.1.13.        Real Estate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
                 6.1.14.        Government Approvals  . . . . . . . . . . . . . . . . . . . . . . . . .      68
                 6.1.15.        Antitakeover Statutes   . . . . . . . . . . . . . . . . . . . . . . . .      68
                 6.1.16.        Telephone Placement Agreements  . . . . . . . . . . . . . . . . . . . .      68
                 6.1.17.        Cash Management System  . . . . . . . . . . . . . . . . . . . . . . . .      68
     6.2.        Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      68
                 6.2.1.         Business Activities   . . . . . . . . . . . . . . . . . . . . . . . . .      69
                 6.2.2.         Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      69
                 6.2.3.         Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      70
                 6.2.4.         Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . .      71
                 6.2.5.         Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . .      75
                 6.2.6.         Lease Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .      75
                 6.2.7.         Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      76
                 6.2.8.         Restricted Payments, etc.   . . . . . . . . . . . . . . . . . . . . . .      76
                 6.2.9.         Take or Pay Contracts; Sale/Leasebacks  . . . . . . . . . . . . . . . .      77
                 6.2.10.        Consolidation, Merger, Subsidiaries, etc.   . . . . . . . . . . . . . .      77
                 6.2.11.        Asset Dispositions, etc.  . . . . . . . . . . . . . . . . . . . . . . .      78
                 6.2.12.        Modification of Organic Documents, etc.   . . . . . . . . . . . . . . .      78
                 6.2.13.        Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . .      78
                 6.2.14.        Inconsistent Agreements   . . . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.15.        Change in Accounting Method   . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.16.        Change in Fiscal Year End   . . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.17.        Compliance with ERISA   . . . . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.18.        Limitation on Restrictions on
                                Subsidiary Dividends  . . . . . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.19.        Communications Laws   . . . . . . . . . . . . . . . . . . . . . . . . .      79
                 6.2.20.        Issuance of Series B Special Preferred





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

                                 Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80

 ARTICLE 7.  EVENTS OF DEFAULT
     7.1.        Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      80
                 7.1.1.         Non-Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . .      80
                 7.1.2.         Non-Performance of Certain Covenants  . . . . . . . . . . . . . . . . .      80
                 7.1.3.         Defaults Under Other Loan Documents
                                Non-Performance of Other Obligations  . . . . . . . . . . . . . . . . .      80
                 7.1.4.         Bankruptcy, Insolvency, etc.  . . . . . . . . . . . . . . . . . . . . .      80
                 7.1.5.         Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . .      81
                 7.1.6.         Default on Other Indebtedness, etc.   . . . . . . . . . . . . . . . . .      81
                 7.1.7.         Failure of Valid, Perfected
                                Security Interest   . . . . . . . . . . . . . . . . . . . . . . . . . .      81
                 7.1.8.         Employee Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
                 7.1.9.         Judgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      82
                 7.1.10.        Loss of Permits, etc.   . . . . . . . . . . . . . . . . . . . . . . . .      82
                 7.1.11.        Material Adverse Change.  . . . . . . . . . . . . . . . . . . . . . . .      83
                 7.1.12.        10% Preferred Stock.  . . . . . . . . . . . . . . . . . . . . . . . . .      83
     7.2.        Action if Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      83
     7.3.        Action if Other Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . .      83

ARTICLE 8.  CONVERSION
     8.1.        Conversion Privilege . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
     8.2.        Conversion Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      84
     8.3.        Effect on Reclassification, Consolidation,
                 Merger or Sale   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
     8.4.        Taxes on Shares Issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
     8.5.        Reservation of Shares; Shares to be Fully Paid;
                 Compliance with Government Requirements;
                 Listing of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      85
     8.6.        Notice to Lenders Prior to Certain Actions . . . . . . . . . . . . . . . . . . . . . .      86

ARTICLE 9.  THE AGENT
     9.1.        Actions          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      87
     9.2.        Funding Reliance, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
     9.3.        Exculpation      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      88
     9.4.        Successor        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
     9.5.        Loans by the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
     9.6.        Credit Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89
     9.7.        Copies, etc.     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      89

ARTICLE 10. MISCELLANEOUS
     10.1.       Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      90
     10.2.       Notices..        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      91
     10.3.       Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      92
     10.4.       Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93
     10.5.       Survival         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      94
     10.6.       Severability     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
     10.7.       Headings.        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
     10.8.       Counterparts, Effectiveness, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .      95
     10.9.       Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . .      95
     10.10.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      96

     10.11.      Sale and Transfers, Participations, etc. . . . . . . . . . . . . . . . . . . . . . . .     96
     10.12.      Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
     10.13.      Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
     10.14.      Change in Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
     10.15.      Waiver of Jury Trial, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
     10.16.      Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    103
     10.17.      Usury Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    104
     10.18.      Conflict in Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    105




SCHEDULES AND EXHIBITS
- ----------------------
Schedule 1 - Disclosure Schedule
Schedule 2 - Form of Telephone Placement Agreement
Schedule 3 - Cash Management System
Schedule 4 - Ineligible Telephones

Exhibit A-1 - Revolving A Note
Exhibit A-2 - Revolving B Note
Exhibit A-3 - Term Note
Exhibit B   - Borrowing Base Certificate
Exhibit C   - Borrowing Request
Exhibit D   - Compliance Certificate
Exhibit E   - Transfer Supplement
Exhibit F   - Joinder for Interest Rate Contract Counterparty
Exhibit G   - Notice of Conversion

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of March 15, 1996, among PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "BORROWER"), various lenders as are, or may become, parties hereto (individually a "LENDER" and, collectively, the "LENDERS"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders.


                             W I T N E S S E T H:
- ------------------------------------------------

RECITALS.
- --------

         A. The Borrower desires to obtain from the Lenders (i) a Revolving A Loan Commitment in an aggregate amount of up to Six Million Dollars ($6,000,000), (ii) a Revolving B Loan Commitment in an aggregate amount of up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000), and (iii) a Term Loan of up to Twenty-Nine Million Dollars ($29,000,000) in the aggregate; and

         B. The Lenders are willing, on the terms and conditions hereinafter set forth (including, without limitation, ARTICLES 2 and 4), to extend such credit facilities; and

         C. The Loans will be used in the manner described in SECTION 3.9 below;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

         SECTION 1.1.  DEFINED TERMS.       The following terms (whether or not
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "ACCOUNT" means any "account" (as such term is defined in Section 9-106 of the UCC) of the Borrower or any of its Subsidiaries arising from the sale or lease of goods or providing of services.

                 "ACCOUNT DEBTOR" means any Person who is or may become obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

                 "ACQUISITION AGREEMENTS" means, collectively, (a) the IPP-South Carolina Acquisition Agreement, (b) the IPP-Tennessee

Acquisition Agreement and (c) the PCS Acquisition Agreement.

                 "ACQUISITIONS" means, collectively, (a) the IPP-South Carolina Acquisition, (b) the IPP-Tennessee Acquisition and (c) the PCS Acquisition.

                 "AFFECTED LENDER" has the meaning set forth in clause (f) of
SECTION 2.4.

                 "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power:

                 (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person; or

                 (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

PROVIDED, HOWEVER, that for purposes of this Agreement no Lender (solely because of its status as a Lender under this Agreement or by virtue of holding any warrants or non-voting Stock) shall be deemed to be an Affiliate of the Borrower.

                 "AGENT" means ING as agent for the Lenders pursuant hereto, or such other Person as shall have subsequently been appointed as the successor agent pursuant to SECTION 9.4.

                 "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

                 "APPROVAL" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated by the Loan Documents, including, without limitation, the Acquisitions.

                 "AUTHORIZED OFFICER" means, relative to any Loan Party, those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to SECTION 4.1.1 or which may be certified after the Closing Date in a certificate conforming to the requirements of SECTION 4.1.1(A).

                 "AVERAGE NUMBER OF TELEPHONES" means, with respect to all Telephones during any period, (a) the sum of the number of days each of such Telephones is operational during such period DIVIDED BY (b) the number of days in such period.

                 "BLOCKED ACCOUNTS"  is defined in SCHEDULE 3.

                 "BORROWER" has the meaning set forth in the preamble to this Agreement.

                 "BORROWER PLEDGE AGREEMENT" means the Stock and Notes Pledge Agreement, dated as of the date hereof, pursuant to which the Borrower will pledge to the Agent, for itself and the ratable benefit of the Lenders, all of the issued and outstanding stock of its Subsidiaries and all Subsidiary Notes issued to it by its Subsidiaries, as security for the Obligations, as such agreement may be amended, supplemented or otherwise modified from time to time.

                 "BORROWING" means the Loans or portions thereof made by the Lenders on the same Business Day pursuant to the same Borrowing Request in accordance with SECTION 3.1.

                 "BORROWING BASE" means, as of any date, (a) with respect to Revolving A Loans and the Term Loan, (i) the number of Eligible Telephones at such date MULTIPLIED BY the lesser of (x) $2,000 or (y) the Eligible Telephone Average Present Value as of such date, MINUS (ii) reserves established from time to time pursuant to SECTION 2.2.2 hereof, and (b) with respect to Revolving B Loans, the number of Eligible Telephones at such date MULTIPLIED BY $125. Notwithstanding the previous sentence, the Borrowing Base with respect to Revolving A Loans and the Term Loan for the period beginning on the Closing Date and ending on the first date after April 30, 1996 on which the Borrower is required to deliver a Borrowing Base Certificate pursuant to SECTION 6.1(G) shall be the number of Eligible Telephones MULTIPLIED BY $2,000.

                 "BORROWING BASE CERTIFICATE" means a certificate of the chief executive, accounting or financial Authorized Officer of the Borrower in the form of EXHIBIT B attached hereto.

                 "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of EXHIBIT C attached hereto.

                 "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

                 "CASH EQUIVALENT INVESTMENT" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or
(ii) which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within six months from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one year, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one year; and

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

                 "CASH FLOW" means, for any period, an amount equal to (without duplication) the consolidated Net Income of the Borrower and its Subsidiaries, PLUS depreciation, amortization and other non-cash charges (including, without limitation, provision for Taxes) of the Borrower and its Subsidiaries, MINUS non-cash credits and revenues of the Borrower and its Subsidiaries, PLUS decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), MINUS increases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

                 "CERTIFICATE OF AMENDMENT" means the Certificate of Amendment to the Articles of Incorporation of the Borrower filed with the Secretary of State of Ohio on March 13, 1996 relating to the Series B Special Preferred Stock.

                 "CHANGE IN CONTROL" means the occurrence of any of the following: (a) any Person or group of Persons shall have acquired beneficial ownership of more than 25% of the outstanding Stock of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) other than as a result of (i) the conversion of Term Notes into Stock of the Borrower or (ii) any other acquisition of Stock of the Borrower by any Lender; (b) during any period of 12 consecutive months (whether commencing before or after the Closing
Date), individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower; (c) the failure of Peter G. Graf to be the Chairman of the Board of Directors of the Borrower and to be actively involved in the management of the Borrower; or (d) the failure of Peter G. Graf to own at least 70% of the Stock of the Borrower which he owns on the Closing Date.

                 "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

                 "CLOSING DATE" means the date of the initial Borrowing hereunder.

                 "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in and upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

                 "COLLECTION ACCOUNT" shall mean an account of the Agent specified from time to time to the Borrower into which amounts on deposit in the Borrower's Concentration Accounts shall be swept on a daily basis in accordance with the terms of the cash management system required to be maintained by the Borrower under SECTION 6.1.17.

                 "COMMITMENT" means, collectively, the Lenders' Revolving Loan Commitments as the same may be reduced from time to time pursuant to the terms of this Agreement.

                 "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Borrower and any other capital stock of the Borrower, however designated, that has the right

(subject to any prior rights of any other class or series of stock of the Borrower) to participate in any distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Borrower and in the earnings of the Borrower without limit as to per share amount, and shall include, without limitation, the presently authorized 22,250,000 shares of Common Stock, $0.01 par value per share, of the Borrower.

                 "COMMONLY CONTROLLED ENTITY" means an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with the Borrower within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA.

                 "COMPLIANCE CERTIFICATE" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of EXHIBIT D attached hereto, together with such changes as the Required Lenders may from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

                 "CONCENTRATION ACCOUNT" is defined in SCHEDULE 3.

                 "CONFIDENTIAL INFORMATION" has the meaning set forth in
SECTION 10.13 of this Agreement.

                 "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, without duplication, the sum of:

                 (a) the gross dollar amount of additions and capital repairs during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions and capital repairs made in the ordinary course of business, plus
                 ----

                 (b) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

                 "CONTRACTUAL OBLIGATION" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound, excluding, in the case of the Borrower and any of its Subsidiaries, the Loan Documents.

                 "CONVERSION RATE" is defined in SECTION 8.1.

                 "COST SAVINGS FACTOR" means, on any date of calculation, a number added to Telephone Average EBITDA for the purpose of calculating Eligible Telephone Average Present Value. The Cost

Savings Factor on any date of calculation shall be equal to the amount set forth below opposite the period below during which such date of calculation occurs:

                                                                 Cost Savings
         Period                                                    Factor
         ------                                                 ------------
         Closing Date through June 30, 1996                        $300
         July 1, 1996 through September 30, 1996                    290
         October 1, 1996 through December 31, 1996                  260
         January 1, 1997 through March 31, 1997                     200
         April 1, 1997 through June 30, 1997                        125
         July 1, 1997 through September 30, 1997                     60
         October 1, 1997 through December 31, 1997                   20
         January 1, 1998 through Stated Maturity Date                 0

                 "CURRENT RATIO" means, at any date, the ratio at such date of
(A) current assets at such date, to (B) current liabilities at such date, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

                 "DEFAULT" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 "DESIGNATED REMAINING YEARS" means, with respect to any Telephone Placement Agreement at any date, a number equal to the lesser of (a) 10 years or (b) the sum of (i) the number of years (rounded to the nearest whole year) from such date until the date of expiration for such Telephone Placement Agreement plus (ii) 5 years.

                 "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as SCHEDULE 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in SECTION 4.2.2.

                 "DOLLAR" and the sign "$" mean lawful money of the United
States.

                 "EBITDA" means, for any period, an amount equal to Net Income PLUS (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and other non-cash charges, MINUS (to the extent included in determining Net Income) non-cash credits and revenues, in each case for the Borrower and its Subsidiaries on a consolidated basis.

                 "ELIGIBLE LENDING INSTITUTION" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors

Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "ELIGIBLE TELEPHONE AVERAGE PRESENT VALUE" means, as of any date, the quotient of (i) the aggregate of the amounts calculated with respect to each Eligible Telephone equal to the product of (x) Periodic Telephone Income MULTIPLIED BY (y) the Designated Remaining Years for the Telephone Placement Agreement relating to such Eligible Telephone (such Periodic Telephone Income and Designated Remaining Years determined as of the last day of the calendar month most recently ended for which financial statements are required to have been delivered pursuant to SECTION 6.1.1(B)), discounted at the rate of 20% per annum (with reference to the number of years constituting such Designated Remaining Years), DIVIDED BY (ii) the number of Eligible Telephones on such date.

                 "ELIGIBLE TELEPHONES" means only those Telephones (a) in which the Agent, for its benefit and the ratable benefit of the Lenders, has a first priority security interest, (b) which are located in the continental United States, (c) which are identified on the Borrowing Base Certificate most recently delivered by the Borrower pursuant to SECTION 6.1.1(G), (d) which are in full operation, (e) which, in the opinion of the Required Lenders, are in good operating condition and are not obsolete or unmerchantable, and (f) which are subject to a valid Telephone Placement Agreement and a valid OSP Agreement, PROVIDED, HOWEVER, that a Telephone shall not be deemed to be an Eligible Telephone if the Required Lenders, in their reasonable judgment, determine that such Telephone should not be included in such definition regardless of whether such Telephone meets the requirements of clauses (a) through (f). Notwithstanding the foregoing, for purposes of calculating the Borrowing Base, Eligible Telephones shall be deemed to include the 518 Telephones owned by the Borrower or one of its Subsidiaries as of the Closing Date which do not meet one or more of the requirements of eligibility set forth above as more particularly described SCHEDULE 4, provided that each such Telephone shall either (i) meet each of the requirements of eligibility set forth above or (ii) be replaced by a new Eligible Telephone installed by the Borrower or one of its Subsidiaries after the Closing Date, before any new Eligible Telephones shall increase the number of Eligible Telephones used to calculate the Borrowing Base.

                 "ENVIRONMENT" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

                 "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

                 "ENVIRONMENTAL LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 "EVENT OF DEFAULT" means any of the events set forth in
SECTION 7.1.

                 "EXCESS CASH FLOW" means, for any period, the sum of (A) Cash Flow for such period, PLUS (B) the amount of principal repayments received by the Borrower or any of its Subsidiaries during such period in respect of notes receivable held by the Borrower or any of its Subsidiaries, MINUS (C) the sum of (x) repayments of the Loans pursuant to SECTION 3.3.1(I) and scheduled repayments of other Indebtedness (including Capitalized Lease Obligations) during such period and (y) actual payments of Taxes during such period, MINUS
(D) the lesser of (x) the amount of Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during such period and (y) the amount of Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during such period under SECTION 6.2.5.

                 "FACILITY FEE LETTER" means that certain letter agreement dated as of the date hereof between the Lenders party to this Agreement on the Closing Date and the Borrower.

                 "FAIR SALEABLE VALUE BALANCE SHEETS" means a hypothetical consolidated balance sheet of the Borrower and its Subsidiaries and a hypothetical balance sheet of each Subsidiary of the Borrower, in each case, prepared by the Borrower or its Subsidiaries based on the respective Pro Forma Balance Sheets and setting forth (a) in the case of the Borrower, (i) the consolidated assets of the

Borrower and its Subsidiaries (restated at the fair saleable value thereof),
(ii) the consolidated liabilities of the Borrower and its Subsidiaries (including all liabilities and obligations of the Borrower and its Subsidiaries, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities and (b) in the case of each Subsidiary of the Borrower, (i) the assets of such Subsidiary (restated at the fair saleable value thereof), (ii) the liabilities of such Subsidiary (including all liabilities and obligations of such Subsidiary, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), and (iii) the excess of such assets over such liabilities.

                 "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

                 "FINANCING STATEMENTS" means the financing statements under the Uniform Commercial Codes of the applicable jurisdictions, filed with respect to the Security Documents pursuant to clause (e) of SECTION 4.1.13.

                 "FISCAL QUARTER" means any quarter of a Fiscal Year.

                 "FISCAL YEAR" means, subject to SECTIONS 6.2.16 and 10.14, each twelve month accounting period of the Borrower ending on December 31st thereafter; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1996 Fiscal Year") refer to the Fiscal Year ending on December 31st in such calendar year.

                 "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) an amount equal to EBITDA to (b) Borrower's Fixed Charges during such period.

                 "FIXED CHARGES" means, for any period, the sum of (a) Interest Expense during such period, PLUS (b) scheduled principal repayments of Indebtedness (including, without limitation, scheduled payments of principal in respect of Capitalized Lease Liabilities but excluding scheduled repayments of the Obligations) during such period, PLUS (c) Consolidated Capital Expenditures by the Borrower and its Subsidiaries during such period, PLUS (d) provisions for taxes for such period, MINUS (e) decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness) during such period, and PLUS (f) increases in Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness) during such period.

                 "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction outside the United States.

                 "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System (or any successor).

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Loan Document.

                 "HSR ACT" has the meaning set forth in SECTION 6.1.14.

                 "INCLUDING" means including without limiting the generality of any description preceding such term.

                 "INDEBTEDNESS" of any Person means, without duplication,

                 (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                 (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

                 (d) whether or not so included as liabilities in accordance with GAAP:

                 (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                 (ii) all obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person of the type described in clause (a),
         (b), (c) or (d)(i), above, or clause (e) below;

                 (e)      net obligations under Interest Rate Contracts; and

                 (f) all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely with the control of such Person (E.G., redemption from future earnings).

                 "INDEMNIFIED LIABILITIES" means any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred by or asserted or awarded against any Lender Party and against which the Borrower has indemnified the Lender Parties as provided in SECTION 10.4.

                 "ING" means Internationale Nederlanden (U.S.) Capital Corporation.

                 "ING ALTERNATE BASE RATE" means a fluctuating rate of interest per annum equal to the higher of:

                 (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

                 (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on Loans shall take effect on the date of each change in the ING Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate.

                 "INSOLVENCY" or "INSOLVENT" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "INSTRUMENT" means any contract, agreement, letter of credit, indenture, mortgage, warrant, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

                 "INTELLECTUAL PROPERTY" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, including, without limitation, the name "PhoneTel Technologies", and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), and any other items necessary to conduct or operate the business of the Borrower and its Subsidiaries.

                 "INTEREST EXPENSE" means, for any period, the Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries PROVIDED, HOWEVER, the effect of the accretion, if any, of the right to put any warrants for Stock and the effect of original issue discount, if any, which is attributable to Indebtedness as a result of the issuance of warrants in connection therewith shall not be taken into account when calculating Interest Expense.

                 "INTEREST RATE CONTRACT" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

                 "INTEREST RATE CONTRACT COUNTERPARTY" means any counterparty to an Interest Rate Contract which the Borrower is required to enter into pursuant to SECTION 6.1.12.

                 "INTERNAL REVENUE SERVICE" means the Internal Revenue Service of the United States of America.

                 "INVESTMENT" means, relative to any Person:

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                 (b) any ownership or similar interest held by such Person in any other Person; and

                 (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 "IPP-SOUTH CAROLINA" means International Pay Phones, Inc., a South Carolina Corporation.

                 "IPP-SOUTH CAROLINA ACQUISITION" means the acquisition by the Borrower of IPP-South Carolina pursuant to a merger of IPP-South Carolina into the Borrower in exchange for the "Consideration" (as such term is defined in the IPP-South Carolina Acquisition Agreement) pursuant to the terms and conditions of the IPP-South Carolina Acquisition Agreement.

                 "IPP-SOUTH CAROLINA ACQUISITION AGREEMENT" means that certain Agreement and Plan of Merger, dated November 22, 1995, among Borrower, IPP-South Carolina and the "Sellers" identified therein and any amendments or other modifications related to the foregoing.

                 "IPP-TENNESSEE" means International Pay Phones, Inc., a Tennessee Corporation.

                 "IPP-TENNESSEE ACQUISITION" means the acquisition by the Borrower of IPP-Tennessee pursuant to a merger of IPP-Tennessee into the Borrower in exchange for the "Consideration" (as such term is defined in the IPP-Tennessee Acquisition Agreement) pursuant to the terms and conditions of the IPP-Tennessee Acquisition Agreement.

                 "IPP-TENNESSEE ACQUISITION AGREEMENT" means that certain Agreement and Plan of Merger, dated November 22, 1995, among Borrower, IPP-Tennessee and the "Sellers" identified therein and any amendments or other modifications related to the foregoing.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

                 "LENDER" means (a) any of the various lenders as are, or may become, parties hereto, and (b) each Interest Rate Contract Counterparty that is a Lender pursuant to clause (a) of this definition and has executed and delivered a joinder agreement in the form of EXHIBIT F attached hereto, duly executed by such Interest Rate Contract Counterparty and delivered to the Agent.

                 "LENDER PARTIES" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in SECTION 10.4.

                 "LIEN" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

                 "LOAN" means, as the context may require, any Revolving Loan or all or any portion of the Term Loan.

                 "LOANS" means the Revolving Loans and the Term Loan.

                 "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, each Security Document, the Facility Fee Letter, the Subsidiary Guaranty, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender, and each other Instrument executed and delivered by the Borrower or any of its Subsidiaries, as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

                 "LOAN PARTY" means any of the Borrower, the Borrower's Subsidiaries and any Affiliate of any of them which is a party to any of the Loan Documents.

                 "LOSS" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $50,000 individually or $100,000 in the aggregate for any Fiscal Year; and the "AMOUNT" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and
(B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

                 "MATERIAL ADVERSE CHANGE" means a material adverse change in
(a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents; or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents; or (d) the legality, validity or enforceability of any Loan Document; or (e) the Liens granted the Agent for the benefit of the Lenders pursuant to the Security Documents.

                 "MATURITY" means relative to any Loan or portion thereof, the earlier of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration, acceleration or otherwise.

                 "MAXIMUM OVERHEAD EXPENSE" means, for any period, all expenses of the Borrower and its Subsidiaries for such period classified as "Other Operating Expenses" and "Sales, General and Administrative Expense", determined on a consolidated basis in accordance with GAAP and as reported by the Borrower for such period on a basis consistent with the financial statements referenced in clauses (i) and (ii) in SECTION 5.4(A).

                 "MINIMUM GROSS MARGIN PERCENTAGE - NON-COIN CALLS" means, for any period, a number (expressed as a percentage) equal to (a) "Non-Coin Revenue" plus commissions minus "O/S Processing Expense" as reported by the Borrower for such period on a basis consistent with the financial statements referenced in clauses (i) and (ii) of SECTION 5.4(A) DIVIDED BY (b) "Non-Coin Revenue" (to the extent included in clause (a)).

                 "MONTHLY PAYMENT DATE" means the last day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

                 "MULTIEMPLOYER PENSION PLAN" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

                 "MULTIEMPLOYER PLAN" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 "NET BALANCE" is defined in SCHEDULE 3.

                 "NET CASH PROCEEDS" means, with respect to any sale or disposition of assets, (A) the gross cash proceeds received from such sale or disposition MINUS (B) the sum of (x) all reasonable out-of-pocket fees and expenses incurred in connection with such sale or disposition PLUS (y) all taxes incurred in connection with such sale or disposition PLUS (z) the outstanding principal amount of Indebtedness (other than the Loan) required to be repaid under the terms thereof as a result of such sale or disposition, PROVIDED, HOWEVER, that nothing contained in this definition shall be deemed to be a consent to any sale or disposition that is not otherwise permitted by the Loan Documents.

                 "NET INCOME" means, as to any Person, for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period.

                 "NET WORTH" means, at any time, the total shareholder's equity of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with GAAP, PROVIDED, HOWEVER, the effect of the accretion, if any, of the right to put any warrants for Stock and the effect of original issue discount, if any, which is attributable to Indebtedness as a result of the issuance of warrants in connection therewith shall not be taken into account when calculating Net Worth.

                 "NOTE" means, as the context may require, any Term Note or any Revolving Note.

                 "NOTES" means, collectively, all of the Term Notes and all of the Revolving Notes.

                 "OBLIGATIONS" means all obligations of the Borrower with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and the other Loan Documents.

                 "ORGANIC DOCUMENT" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

                 "OSP AGREEMENT" means any agreement with an operator service provider pursuant to which commissions, fees or surcharges are to be paid to the Borrower or one of its Subsidiaries on all or a portion of the long distance traffic relating to any pay telephones owned or leased by or to the Borrower or one of its Subsidiaries.

                 "PARTICIPANT" means the banks or other entities that purchase participating interests in any Loan, Note, Revolving Loan Commitment or other interest hereunder, as provided in clause (a) of SECTION 10.11.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "PCS" means Paramount Communications Systems, Inc., a Florida corporation.

                 "PCS ACQUISITION" means the acquisition by the Borrower from all of the shareholders of PCS of 100% of the issued and outstanding Stock of PCS in exchange for the "Consideration" (as such term is defined in the PCS Acquisition Agreement) pursuant to the terms and conditions of the PCS Acquisition Agreement.

                 "PCS ACQUISITION AGREEMENT" means that certain Share Purchase Agreement, dated November 16, 1995, among the Borrower, PCS and the "Sellers" identified therein and any amendments or other modifications related to the foregoing.

                 "PENSION PLAN" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

                 "PERIODIC TELEPHONE INCOME" means, as of any date, the sum of
(i) Telephone Average EBITDA for the most recent three-month period ending on or prior to such date MULTIPLIED BY four (4), PLUS (ii) the Cost Savings Factor as of such date, PROVIDED, HOWEVER, that notwithstanding anything contained in this definition to the contrary, as of any date prior to June 30, 1996 the Telephone Average EBITDA shall be equal to (a) the Telephone Average EBITDA from April 1, 1996 until the last day of the calendar month ending on or prior to such date and (b) such Telephone Average EBITDA for such period shall not be multiplied by four (4) but shall be multiplied by (i) twelve (12) if such date is prior to May 30, 1996, and (ii) six (6) if such date is after May 30, 1996 prior to June 30, 1996.

                 "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "PLAN" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

                 "POST-DEFAULT RATE" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time PLUS two percent (2%) per annum and (b) in the case of all other Obligations, the ING Alternate Base Rate PLUS seven percent (7%) per annum; PROVIDED, HOWEVER, that in all cases where the Post-Default Rate is being applied as a result of an Event of Default under SECTION 7.1.1 then in such cases the Post-Default Rate shall mean a rate of interest equal to twenty-one percent (21%) per annum.

                 "PREFERRED STOCK" means shares now or hereafter authorized of any class of capital stock of the Borrower other than Common Stock, and shall include, without limitation, the presently authorized 2,500,000 shares of Preferred Stock, $.01 par value, of which (i) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares are outstanding, (ii) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (iii) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which no shares are outstanding, (iv) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (v) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (vi) 550,000 shares have been designated 10% Preferred Stock, without par value, $10 stated value, cumulative, of which 530,534 shares are outstanding, (vii) 250,000 shares have been designated Series A Special Convertible Preferred Stock, $.20 par value, of which no shares are outstanding, (viii) 250,000 shares have been designated Series B Special Convertible Preferred Stock, $.20 par value, of which no shares are outstanding, (ix) 200,000 shares have been designated 14% Convertible Preferred Stock, without par value, $60 stated value, of which 107,918 shares are outstanding and (x) 1,218,995 shares are undesignated and unissued.

                 "PREPAYMENT FEE" means the fee payable by the Borrower to the Lenders prior to or concurrently with any prepayment as required under SECTION 3.3.2.

                 "PRO FORMA BALANCE SHEETS" means, collectively, (a) the consolidated PRO FORMA balance sheet of the Borrower and its Subsidiaries as of the Closing Date, prepared by the Borrower based on the financial statements described in clauses (i) and (ii) of SECTION 5.4 and after giving effect to the consummation of the transactions contemplated by the Acquisition Agreements and the consummation of the transactions contemplated hereby, including the making of the initial Loans on the Closing Date and (b) the PRO

FORMA balance sheet of each of the Borrower's Subsidiaries as of the Closing Date, prepared by such Subsidiaries based on the financial statements described in clause (ii) of SECTION 5.4 and after giving effect to the consummation of the transactions contemplated by the Acquisition Agreements and the consummation of the transactions contemplated hereby, including the making of the initial Loans on the Closing Date.

                 "PROJECTIONS" means, collectively, (a) the statements of operations of the Borrower for the Fiscal Years 1996-2000 inclusive, dated March 14, 1996, prepared by the Borrower on a monthly basis for the 1996 Fiscal Year and on a quarterly basis for all Fiscal Years thereafter, together with supporting details and a statement of underlying assumptions, and (b) the projected balance sheets, statements of operations and changes in cash flows of the Borrower for the Fiscal Years 1996-2000 inclusive, dated March 12, 1996, prepared by Brenner Securities Corporation on an annual basis, together with supporting details and a statement of underlying assumptions, all of which have been delivered to the Lenders prior to the Closing Date.

                 "PURCHASE MONEY INDEBTEDNESS" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had at any time prior to such purchase an interest.

                 "PURCHASING LENDER" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with SECTION 10.11.

                 "QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December, or, if such day is not a Business Day, the immediately preceding Business Day.

                 "QUOTED PRICE" of Common Stock for each day means the last reported sales price of Common Stock on such day as reported by NASDAQ or, if Common Stock is listed on a national security exchange, the last reported sales price of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and ask prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the Closing Date.

                 "REFERENCE LENDERS" means, collectively, The Chase Manhattan Bank, N.A. (or any successor thereto), Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                 "REGISTER" means the register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in clause (c) of SECTION 10.11.

                 "REGISTRATIONS RIGHTS AGREEMENT" means the Registration Rights Agreement, dated of even date herewith, between the Borrower and the Lenders, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "REGULATORY CHANGE" means, as to any or all of the Lenders or the Agent, any change (including, without limitation, any change in the interpretation) occurring after the Closing Date in any (or the adoption after such date of any new):

                 (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

                 (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

                 "REORGANIZATION" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "REPLACEMENT LENDER" has the meaning set forth in clause (f) of SECTION 2.4 of this Agreement.

                 "REPORTABLE EVENT" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder (other than any Reportable Event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

                 "REQUIRED LENDERS" means, (a) Lenders having, in the aggregate, 66-2/3% or more of the aggregate of the Revolving Loan Commitment plus the outstanding principal amount of the Term Loan or (b) if the Revolving Loan Commitments shall have been terminated, whether pursuant to this Agreement or otherwise, Lenders having, in the aggregate, 66-2/3% of the aggregate of the outstanding principal amount of the Loans.

                 "REQUIREMENTS OF LAW" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "RESPONSIBLE OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Director of Accounting of the Borrower.

                 "REVOLVING A LOAN" means relative to any Lender, any loan made by such Lender to the Borrower pursuant to SECTION 2.1.1.

                 "REVOLVING A LOAN AVAILABILITY" means, on any date, the excess of (a) the lesser of (i) the Revolving A Loan Commitment Amount or (ii) the excess of (x) the Borrowing Base for Revolving A Loans and Term Loan minus (y) the outstanding principal balance of the Term Loan, MINUS (b) the then aggregate principal amount of all outstanding Revolving A Loans.

                 "REVOLVING A LOAN COMMITMENT" means the collective commitments of the Lenders to make Revolving A Loans pursuant to SECTION 2.1.1.

                 "REVOLVING A LOAN COMMITMENT AMOUNT" means $6,000,000 as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

                 "REVOLVING A LOAN COMMITMENT TERMINATION DATE" means the earliest of:

                 (a)      the applicable Stated Maturity Date;

                 (b) immediately and without further action upon the occurrence of any Event of Default described in SECTION 7.1.4;

                 (c) immediately when any other Event of Default shall have occurred and be continuing and either:

                          (i) any Loans shall be declared to be due and payable pursuant to SECTION 7.3; or

                          (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving A Loan Commitment has been terminated; and

                 (d) immediately upon the occurrence of a Change in Control.

                 "REVOLVING A NOTE" means a promissory note of the

Borrower dated the date hereof and substantially in the form of EXHIBIT A-1 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "REVOLVING B LOAN" means relative to any Lender, any Loan made by such Lender to the Borrower pursuant to SECTION 2.1.2.

                 "REVOLVING B LOAN AVAILABILITY" means, on any date, the excess of (a) the lesser of (i) the Revolving B Loan Commitment Amount or (ii) the Borrowing Base for Revolving B Loans MINUS (b) the then aggregate principal amount of all outstanding Revolving B Loans.

                 "REVOLVING B LOAN COMMITMENT" means the collective commitments of the Lenders to make Revolving B Loans pursuant to SECTION 2.1.2.

                 "REVOLVING B LOAN COMMITMENT AMOUNT" means $2,250,000 as such amount may be reduced from time to time pursuant to SECTION 3.3.4.

                 "REVOLVING B LOAN COMMITMENT TERMINATION DATE" means the earliest of:

                 (a)      the applicable Stated Maturity Date;

                 (b) immediately and without further action upon the occurrence of any Event of Default described in SECTION 7.1.4;

                 (c) immediately when any other Event of Default shall have occurred and be continuing and either:

                          (i) any Loans shall be declared to be due and payable pursuant to SECTION 7.3; or

                          (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving B Loan Commitment has been terminated; and

                 (d) immediately upon the occurrence of a Change in Control.

                 "REVOLVING B NOTE" means a promissory note of the Borrower dated the date hereof and substantially in the form of EXHIBIT A-2 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "REVOLVING LOAN COMMITMENT AMOUNT" means, collectively, the Revolving A Loan Commitment Amount and the Revolving B Loan

Commitment Amount.

                 "REVOLVING LOAN COMMITMENT" means, collectively, the Revolving A Loan Commitment and the Revolving B Loan Commitment.

                 "REVOLVING LOANS" means relative to any Lender, any Loans made by such Lender to the Borrower pursuant to SECTION 2.1.1 or SECTION 2.1.2.

                 "REVOLVING NOTES" means, collectively, all of the Revolving A Notes and all of the Revolving B Notes.

                 "REVOLVING PERCENTAGE" of any Lender means, at any time, in respect of the Revolving Loan Commitment and the Revolving Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage", as the same may be adjusted pursuant to SECTION 10.11.

                 "SECURITIES LEGEND" is defined in clause (j) of SECTION 10.11.

                 "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, made by the Borrower and each of its Subsidiaries in favor of the Agent, for its benefit and the benefit of the Lenders, as such agreement may be amended, supplemented or otherwise modified from time to time.

                 "SECURITY DOCUMENTS" means, collectively, the Security Agreement, the Trademark Assignments, the assignment of "key-man" life insurance described in SECTION 6.1.5 and of the Interest Rate Contracts described in SECTION 6.1.12 to the extent that the Interest Rate Contract Counterparty is a Lender, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Assignment of Rights under Acquisition Agreements described in clause (b) of SECTION 4.1.13, and each other Instrument at any time delivered in connection with this Agreement to secure the Obligations.

                 "SENIOR INTEREST COVERAGE RATIO" means, for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

                 "SERIES B SPECIAL PREFERRED STOCK" means the 250,000 shares of Series B Special Convertible Preferred Stock of the Borrower, $0.20 par value per share, authorized pursuant to the Certificate of Amendment, of which no shares are outstanding as of the Closing Date.

                 "SINGLE EMPLOYER PLAN" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "SOLVENT" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "STATED MATURITY DATE" means:

                 (a)      with respect to the Revolving A Loans, June 30, 1999;

                 (b)      with respect to the Revolving B Loans, March 31,
                          1997; and

                 (c)      with respect to the Term Loan, June 30, 1999.

                 "STOCK" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

                 "SUBSIDIARY" of any corporation means any other corporation, partnership or limited liability company greater than 50% of the outstanding shares of Stock or other ownership interests having ordinary voting power for the election of directors (or others serving equivalent functions) is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

                 "SUBSIDIARY GUARANTY" means the Guaranty of all the Obligations, dated as of the date hereof, made by the Borrower's Subsidiaries, jointly and severally, in favor of the Agent and the Lenders.

                 "SUBSIDIARY NOTE" means each promissory note executed by a Subsidiary of the Borrower payable to the order of the Borrower, each in the amount of Twenty Million Dollars ($20,000,000), as amended, supplemented, restated or otherwise modified from time to time.

                 "SUBSIDIARY PLEDGE AGREEMENT" means the Stock and Notes Pledge Agreement, dated as of the date hereof, pursuant to which World Communications, Inc., a Missouri corporation and a wholly owned Subsidiary of the Borrower, will pledge to the Agent, for its benefit and the ratable benefit of the Lenders, all of the issued and outstanding stock of its Subsidiaries, as such agreement may be amended, supplemented or otherwise modified from time to time.

                 "TANGIBLE NET WORTH" means, at any time, Net Worth less all intangible assets, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, with such intangible assets to include, in any event, goodwill.

                 "TAXES" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Agent, taxes imposed on its net income and franchise taxes imposed on it.

                 "TELEPHONE" shall mean a microprocessor-based non-cellular telephone through which a user may initiate a call payable only by coins or by credit card, collect or third number billing procedures and which has been installed for operation.

                 "TELEPHONE AVERAGE EBITDA" means, with respect to any period, the quotient of (a) the aggregate EBITDA during such period DIVIDED BY (b) the Average Number of Telephones during such period.

                 "TELEPHONE PLACEMENT AGREEMENT" shall mean any agreement between the Borrower or one of its Subsidiaries and another Person pursuant to which the Borrower or such Subsidiary installs one or more Telephones on property or properties owned, leased or operated by such Person and pays to such Person a fee or percentage of revenues earned from such Telephone(s), and such other compensation as may be provided pursuant thereto, in return for such installation right.

                 "TERM LOAN" means, collectively, the loans, in an aggregate principal amount of $29,000,000, made by the Lenders on the Closing Date to the Borrower pursuant to SECTION 2.1.3.

                 "TERM NOTE" means a promissory note of the Borrower dated the date hereof and substantially in the form of EXHIBIT A-3 attached hereto, and shall refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "TERM PERCENTAGE" of any Lender means, at any time, in respect of the Term Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage", as the same may be adjusted pursuant to
SECTION 10.11.

                 "TERM NOTE SHARES" is defined in clause (j) of SECTION 10.11.

                 "TRADEMARK ASSIGNMENTS" means the Collateral Assignment and Security Agreements (Trademarks), each dated as of the date hereof, made by the Borrower and certain of its Subsidiaries in favor of the Agent, for its benefit and the ratable benefit of the Lenders.

                 "TRANSFER SUPPLEMENT" means a Transfer Supplement, substantially in the form of EXHIBIT E, executed pursuant to SECTION 10.11.

                 "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

                 "UNITED STATES" or "U.S." means the United States of America, its 50 States and the District of Columbia.

                 "WRITTEN" or "IN WRITING" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                 SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Borrowing Base Certificate, Borrowing Request, Compliance Certificate, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

                 SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

                 SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


                                   ARTICLE 2.

                                  COMMITMENTS

                 SECTION 2.1. LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement (including ARTICLE 4), each Lender severally and for itself alone agrees to provide: (a) its Revolving Percentage of the Revolving A Loan Commitment; (b) its Revolving Percentage of the Revolving B Loan Commitment; and (c) its Term Percentage of the Term Loan, each as more fully described in this SECTION 2.1.

                 SECTION 2.1.1. REVOLVING A LOAN COMMITMENT. Subject to the limitations set forth in SECTION 2.1.4, each Lender will from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Revolving A Loan Commitment Termination Date, make Revolving A Loans, in amounts not to exceed when aggregated with all such Lender's Revolving A Loans such Lender's Revolving Percentage of the Revolving A Loan Commitment Amount, to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving A Loans requested by the Borrower to be made on such Business Day in accordance with
SECTION 3.1.

                 SECTION 2.1.2. REVOLVING B LOAN COMMITMENT. Subject to the limitations set forth in SECTION 2.1.4, each Lender will from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Revolving B Loan Commitment Termination Date, make Revolving B Loans, in amounts not to exceed when aggregated with all such Lender's Revolving B Loans such Lender's Revolving Percentage of the Revolving B Loan Commitment Amount, to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving B Loans requested by the Borrower to be made on such Business Day in accordance with
SECTION 3.1.

                 SECTION 2.1.3. TERM LOAN COMMITMENT. On the Closing Date, each Lender will make a single Term Loan to the Borrower equal to such Lender's respective Term Percentage of $29,000,000.

                 SECTION 2.1.4. AGENT AND LENDERS NOT REQUIRED TO EXTEND CREDIT UNDER REVOLVING LOAN COMMITMENT. No Lender shall be required to make any Revolving Loan, if after giving effect thereto:

                 (a) the then aggregate outstanding principal amount of all Revolving A Loans and the then aggregate outstanding principal amount of the Term Loan would exceed the Borrowing Base for Revolving A Loans and Term Loan; or

                 (b) the then aggregate outstanding principal amount of all Revolving B Loans would exceed the Borrowing Base for Revolving B Loans; or

                 (c) the then aggregate outstanding principal amount of all Revolving A Loans or all Revolving B Loans would exceed the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively; or

                 (d) the then aggregate outstanding principal amount of such Lender's Revolving Loans would exceed its Revolving Percentage of the Revolving Loan Commitment Amount; or

                 (e) the then aggregate outstanding principal amount of such Lender's Revolving A Loans or Revolving B Loans would exceed its Revolving Percentage of the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, respectively.

Subject to the terms hereof, the Borrower may from time to time borrow, repay and reborrow Revolving A Loans and Revolving B Loans, in all cases pursuant to the Revolving A Loan Commitment or the Revolving B Loan Commitment, respectively. The Term Loan or any portion thereof once repaid may not be reborrowed.

                 SECTION 2.2. CHANGES IN ADVANCE FORMULA; ESTABLISHMENT OF RESERVES.

                 SECTION 2.2.1. ADVANCE RATIOS. The Borrower acknowledges that the advance formula provided for in the definition of "Borrowing Base" in
SECTION 1.1 has been established based upon the Required Lenders' determination of the loan value of the Eligible Telephones as of the date of this Agreement. Upon the occurrence and during the continuance of an Event of Default, based on the Required Lenders' customary credit considerations, the Required Lenders, in their sole discretion, may decrease the advance ratios against Eligible Telephones, and any such decrease shall become effective immediately upon the Agent's giving notice thereof to the Borrower, and shall remain in effect for so long as such Event of Default continues.

                 SECTION 2.2.2. RESERVES. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs; and (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Loans on the Borrower's behalf under SECTION 3.3.3 of this Agreement.

                 SECTION 2.3.     COMMITMENT AND AGENT'S FEE.

                 (a) (i) The Borrower agrees to pay to the Agent for the account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving A Loan Commitment Termination Date equal to such Lender's Revolving Percentage of 1/2 of 1% (0.50%) per annum on the difference between (A) the Revolving A Loan Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Revolving A Loans. The commitment fee described in this subclause (i) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Monthly Payment Date and on the Revolving A Loan Commitment Termination Date.

                          (ii) The Borrower agrees to pay to the Agent for the
account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving B Loan Commitment

Termination Date equal to such Lender's Revolving Percentage of 1/2 of 1% (0.50%) per annum on the difference between (A) the Revolving B Loan Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Revolving B Loans. The commitment fee described in this subclause (ii) shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Monthly Payment Date and on the Revolving B Loan Commitment Termination Date.

                 (b) The Borrower agrees to pay to the Agent, for its account, an agent's fee of $35,000 per Fiscal Year. The agent's fee described in this clause (b) shall be payable in advance on the Closing Date and on the first day of each Fiscal Year thereafter prior to the Stated Maturity Date. One-quarter (25%) of the agent's fee described in this clause (b) in respect of each Fiscal Year shall be fully earned and nonrefundable on the first day of each Fiscal Quarter of such Fiscal Year (except in the case of the 1996 Fiscal Year where such percentage shall be fully earned and nonrefundable on the Closing Date) such that the entire agent's fee in respect of any Fiscal Year shall be fully earned and nonrefundable on the first day of the last Fiscal Quarter of such Fiscal Year. Subject to SECTION 3.8, upon repayment in full of all the Loans and termination of the Commitment, any portion of the agent's fee which is then unearned shall be promptly refunded to the Borrower.

                 SECTION 2.4.     INCREASED COSTS; CAPITAL ADEQUACY.

                 (a) The Borrower shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, or maintaining Commitments hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Commitments or obligation, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans or Commitments (other than taxes imposed on the overall net income of such Lender); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this clause (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                 (b) Without limiting the effect of the foregoing provisions of this SECTION 2.4 (but without duplication), the Borrower shall pay to each Lender from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans or its obligation to make the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). The Lender will notify the Borrower with a copy to the Agent) if it is entitled to compensation pursuant to this clause (b) as promptly as practicable after it determines to request such compensation.

                 (c)      Each notice delivered by any Lender pursuant to this
SECTION 2.4 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters stated therein and be binding upon the Borrower. In determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

                 (d) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in this SECTION 2.4 shall survive the payment in full of principal, interest and other amounts payable hereunder and under the Notes and the other Loan Documents.

                 (e) Notwithstanding anything in this SECTION 2.4 to the contrary, to the extent that notice is given by any Lender to the Borrower of any additional amount owing to such Lender under this SECTION 2.4 more than 360 days after the occurrence of the event giving rise to such obligation, such Lender shall not be entitled to compensation under this SECTION 2.4 for any amounts incurred or accruing 360 days prior to the giving of such notice to Borrower.

                 (f) Upon the receipt by the Borrower from any Lender (an "AFFECTED LENDER") of a claim for compensation pursuant to this SECTION 2.4 or
SECTION 3.5, the Borrower may (i) request one or more of the Lenders to acquire all or part of such Affected Lender's Loans and Revolving Loan Commitment (provided that no such other Lender shall have any obligation to so acquire or assume all or any part of such Affected Lender's Loans and Revolving Loan
Commitment), or (ii) designate a Replacement Lender reasonably satisfactory to the Agent. Any such designation of a Replacement Lender under clause (ii) shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                 SECTION 2.5. INVESTMENT REPRESENTATIONS. Each Lender represents and warrants that it is holding its Notes for its own account, for investment purposes and not with a view to distribution thereof; PROVIDED, HOWEVER, that the foregoing representation shall not be construed as imposing any limitation on such Lender's right to transfer or sell any Loans or Notes that is not otherwise expressly set forth in this Agreement or required under applicable law. Each Lender agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge; hypothecate or otherwise dispose of any of the Notes, any shares of Series B Preferred Stock or any Common Stock (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of Notes, Series B Preferred Stock or Common Stock), except in compliance with the Securities Act of 1933, as amended or otherwise modified from time to time. Each Lender agrees that it will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Notes, Series B Preferred Stock or Common Stock if any such disposition would cause the Borrower to be required to register any of the foregoing pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.



                                   ARTICLE 3.

                                LOANS AND NOTES

                 SECTION 3.1. BORROWING PROCEDURE. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time request, (i) in the case of Revolving A Loans, on not less than two (2) Business Days' nor more than three (3) Business Days' notice and (ii) in the case of Revolving B Loans, on not less than one (1) Business Day notice, that a Borrowing of Revolving Loans be made on the Business Day specified in such Borrowing Request. The Borrowing Request shall specify whether such Borrowing is to be made as Revolving A Loans or Revolving B Loans. Borrowings of Revolving A Loans shall be in a minimum aggregate amount equal to $250,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving A Loan Availability immediately prior to such Borrowing. Borrowings of Revolving B Loans shall be in a minimum aggregate amount equal to $50,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving B Loan Availability immediately prior to such Borrowing. Each Revolving Loan shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Revolving Loans to be made on the Closing Date). On the day prior to such Business Day specified by the Borrower, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Revolving Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. On the Business Day specified by the Borrower in the Borrowing Request, the proceeds of all Borrowings shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; PROVIDED, HOWEVER, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                 SECTION 3.2. NOTES. All Loans made by each Lender shall be evidenced:

                 (a) in the case of such Lender's portion of the Term Loan, by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Percentage of the Term Loan;

                 (b) in the case of such Lender's Revolving A Loans, by a Revolving A Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving A Loan Commitment Amount; and

                 (c) in the case of such Lender's Revolving B Loans, by a Revolving B Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving B Loan Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Notes (or on a continuation of any such grid attached to any Note and made a part thereof), which notations shall evidence, INTER ALIA, the date and outstanding principal amount of the Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

                 SECTION 3.3. PRINCIPAL PAYMENTS. Repayments and prepayments of principal of the Loans shall be made in accordance with this
SECTION 3.3.

                 SECTION 3.3.1. REPAYMENTS AND PREPAYMENTS. The Borrower will make payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to ARTICLE 7). Prior thereto, the Borrower:

                 (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; PROVIDED, HOWEVER, that (i) all such voluntary prepayments shall be in a minimum amount of $50,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Loans), (ii) such prepayment shall require (x) in the case of Revolving Loans, at least five (5) Business Days prior written notice to the Agent or (y) in the case of the Term Loan, at least thirty (30) days prior written notice to the Agent, (iii) the Borrower pays to the Lenders any Prepayment Fee required to be paid pursuant to SECTION 3.3.2, (iv) the Borrower may only prepay the Term Loan if the Revolving Loan Commitment has been irrevocably terminated and there are no Revolving Loans outstanding (unless all outstanding Revolving Loans are fully repaid and the Revolving Loan Commitment is irrevocably terminated simultaneously with a prepayment on the Term Loan), and (v) the Borrower may not prepay the Revolving A Loans if there are any Revolving B Loans outstanding (unless all outstanding Revolving B Loans are fully repaid simultaneously with a prepayment of the Revolving A Loans);

                 (b)      (i)     shall, on any Business Day on which the sum
of (A) the aggregate outstanding principal amount of all Revolving A Loans and
(B) the aggregate outstanding principal amount of the Term Loan exceeds the Borrowing Base for Revolving A Loans and Term Loan, make a mandatory prepayment of the outstanding principal amount of Revolving A Loans and the Term Loan in an amount equal to such excess amount (such prepayment to be applied first to all of the Revolving A Loans until paid in full and then to the Term Loan);

                 (ii) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving B Loans exceeds the Borrowing Base for Revolving B Loans, make a mandatory prepayment of the outstanding principal amount of the Revolving B Loans in an amount equal to such excess amount;

                 (iii) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving A Loans exceeds the Revolving A Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of the Revolving A Loans in an amount equal to such excess amount; and

                 (iv) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving B Loans exceeds the Revolving B Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of the Revolving B Loans in an amount equal to such excess amount;

                 (c) shall, concurrently with receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount equal to such condemnation awards;

                 (d) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

                 (e) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

                 (f) shall, unless the Required Lenders shall have otherwise agreed, concurrently with the receipt by the Borrower of any proceeds of the life insurance policies described in clause (c) of SECTION 6.1.5, make a mandatory prepayment of the Loans in an amount equal to the amount of such insurance proceeds;

                 (g) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control;

                 (h) shall, concurrently with the delivery of the financial statements required to be delivered under SECTION 6.1.1(A), commencing with the financial statements required to be delivered in respect of the earliest of (x) the Fiscal Year ending December 31, 1997 or (y) the first Fiscal Year during which an Event of Default shall have occurred, and continuing thereafter with the delivery of such financial statements in respect of each successive Fiscal Year (but in no event later than the date on which such financial statements are required to be delivered pursuant to SECTION 6.1.1(A)), make a mandatory prepayment of the outstanding principal amount of the Loans in an amount equal to the Excess Cash Flow with respect to such Fiscal Year; and

                 (i)      shall, beginning on September 30, 1997 and for each

Quarterly Payment Date thereafter, make a mandatory prepayment of the Revolving A Loans and the Term Loan in an amount equal to that percentage set forth opposite such Quarterly Payment Date below MULTIPLIED BY the sum of (x) the aggregate outstanding principal amount of the Revolving A Loans as of September 15, 1996, plus (y) the aggregate outstanding principal amount of the Term Loan as of September 15, 1996, plus (z) the Revolving A Loan Availability (if any):

  QUARTERLY PAYMENT DATE IN:                                       PERCENTAGE

   September, 1997                                                     1.75%
   December, 1997                                                      1.75%
   March, 1998                                                         3.00%
   June, 1998                                                          3.00%
   September, 1998                                                     3.00%
   December, 1998                                                      3.00%
   March, 1999                                                         3.50%.

                 (j) shall, in accordance with the terms of the cash management system required to be maintained by the Borrower under SECTION 6.1.17, make mandatory prepayments of the Revolving A Loans and the Revolving B Loans in such amounts and at such times as are required pursuant to such cash management system, whether by virtue of cash sweeps from Blocked Accounts and Concentration Accounts into the Collection Account or as a result of Net Balances of the Borrower and its Subsidiaries exceeding $150,000 on any Business Day or otherwise (such mandatory prepayments to be applied first to the payment in full of all outstanding Revolving B Loans, and thereafter to the payment in full of all outstanding Revolving A Loans).

Unless expressly set forth to the contrary in this SECTION 3.3.1 or elsewhere in the Agreement, any payments required to be made by the Borrower pursuant to this SECTION 3.3.1 shall be applied to principal in the following order:

                 (i) FIRST, to the payment in full of all outstanding Revolving A Loans,

                (ii) SECOND, to the payment in full of all outstanding Revolving B Loans, and

               (iii) FINALLY, to the payment in full of the outstanding balance of the Term Loan.

                 SECTION 3.3.2. PREPAYMENT FEE. Upon any prepayment of any Loans on or prior to the later of (x) the date on which the Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission or (y) the first anniversary of Closing Date, whether in full or in part, in each case utilizing the proceeds of borrowed funds or the issuance of debt securities, the Borrower shall be required to pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to one percent (1%) of the amount of the Loans as of the date of the prepayment. Any Prepayment Fee shall be paid by the Borrower to the Lenders as liquidated damages for the loss of the bargain and shall not constitute a penalty.

                 SECTION 3.3.3. REVOLVING LOANS ON BORROWER'S BEHALF. The Lenders are authorized to, and at their option may, make Revolving Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Loans shall constitute Revolving Loans made to the Borrower and shall be secured by all of the Collateral. Following the making of any Revolving Loans pursuant to this SECTION 3.3.3, such Lender shall promptly notify the Borrower of the making of such Revolving Loans on the Borrower's behalf and the aggregate principal amount of such Loans; PROVIDED THAT the failure by any Lender to give such notice shall not affect the Borrower's obligations under this Agreement or with respect to such Revolving Loans.

                 SECTION 3.3.4.  REDUCTION OF REVOLVING LOAN COMMITMENT.

                 (a) The Borrower shall have the right, upon at least thirty (30) days notice to the Agent, to reduce in whole or in part (ratably as to all Lenders) the Revolving A Loan Commitment Amount and the Revolving B Loan Commitment Amount, PROVIDED, HOWEVER, that the Revolving A Loan Commitment Amount and the Revolving B Loan Commitment Amount of the Lenders shall not be reduced to an amount which is less than the aggregate amount of the Revolving A Loans and Revolving B Loans, respectively, then outstanding after giving effect to any prepayments made in connection with such reduction, PROVIDED, FURTHER, HOWEVER, that each partial reduction of the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (or, if less, the entire amount thereof), and the Borrower shall pay any Prepayment Fee required under SECTION 3.3.2. Any notice given pursuant to this clause (a) of
SECTION 3.3.4 shall be irrevocable, and once the Revolving A Loan Commitment Amount or the Revolving B Loan Commitment Amount, as the case may be, is reduced pursuant to this clause (a) of SECTION 3.3.4, such amount thereafter may not be reinstated or increased. The Borrower shall not be permitted to reduce the Revolving B Loan Commitment Amount unless the Revolving A Loan Commitment Amount has been reduced to zero in accordance with the terms hereof.

                 (b) The Revolving A Loan Commitment (and the Revolving A Loan Commitment Amount) and the Revolving B Loan Commitment (and the Revolving B Loan Commitment Amount) shall be permanently reduced by the amount of Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection with any sale or disposition of assets to the extent the net book value of the asset(s) sold or disposed together with the net book value of all other assets sold or disposed during the term of this Agreement exceeds $250,000. Any reduction pursuant to this clause (b) shall be applied first to the Revolving A Loan Commitment Amount and then to the Revolving B Loan Commitment Amount.

                 (c) On September 15, 1996, the Revolving A Loan Commitment (and the Revolving A Loan Commitment Amount) shall be permanently reduced (ratably as to all Lenders) by an amount equal to the difference between the Revolving A Loan Commitment Amount and the amount of Revolving A Loans outstanding on such date.

                 (d) The Revolving A Loan Commitment (and the Revolving A Loan Commitment Amount) and the Revolving B Loan Commitment (and Revolving B Loan Commitment Amount) shall be permanently reduced by the amount of any prepayments required under clauses (c), (d), (e), (f), (g), (h) or (i) of
SECTION 3.3.1. Any reduction pursuant to this clause (d) shall be applied first to the Revolving A Loan Commitment Amount and then to the Revolving B Loan Commitment Amount.

                 SECTION 3.4. INTEREST. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this SECTION 3.4.

                 SECTION 3.4.1. RATES. Subject to SECTION 3.4.3, Borrowings shall accrue interest at the ING Alternate Base Rate as in effect from time to time PLUS 5.00%.

                 SECTION 3.4.2. POST-DEFAULT RATES. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

                 SECTION 3.4.3. PAYMENT DATES. Accrued interest on the Loans shall be payable, without duplication:

                 (a)      on Maturity;

                 (b) with respect to any portion of any Loan prepaid or repaid pursuant to SECTION 3.3.1, on the date of such prepayment or repayment is due as provided in SECTION 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment; and

                 (c) on each Monthly Payment Date, commencing with the first such day following the Closing Date.

Interest accruing at any Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), shall be payable upon demand.

                 SECTION 3.4.4. RATE DETERMINATIONS. All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

                 SECTION 3.5. TAXES. (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this SECTION 3.5, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law;

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document;

                 (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in clauses (a) and (b) of this SECTION 3.5 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this
SECTION 3.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this clause (c) shall be made within 10 days from the date such Lender or the Agent (as the case may be) makes written demand therefor;

                 (d) Within 10 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in
SECTION 10.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof;

                 (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or
(ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower;

                 (f) In the event that the Agent or any Lender receives a refund of any taxes paid on its behalf by the Borrower in accordance with this
SECTION 3.5, the Agent or such Lenders, as the case may be, shall pay such refund to the Borrower; and

                 (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this SECTION
3.5 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 SECTION 3.6. PAYMENTS, INTEREST RATE COMPUTATIONS, OTHER COMPUTATIONS, ETC. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Notes shall be made by the Borrower to the Agent for the account of the Lenders, PRO RATA according to their respective unpaid principal amounts of the Notes. The payment of the commitment fee referred to in SECTION 2.3 shall be made by the Borrower to the Agent for the account of the Lenders PRO RATA according to their respective Revolving Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under SECTION 2.4) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to the Collection Account. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender or holder. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of

360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day. For purposes of determining the Revolving A Loan Availability and the Revolving B Loan Availability (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by the Agent on the day of deposit in the Collection Account and notice to the Agent of such deposit, and (b) all payments consisting of checks, drafts, or similar noncash items shall be deemed received on the day of receipt of good funds following deposit in the Collection Account (together with notice to the Agent of such deposit). For the purposes of computing interest and fees hereunder, all payments received in the form of cash sweeps from the Concentration Accounts will be credited on the Business Day following the day on which such payments are deemed received for purposes of the preceding sentence.

                 SECTION 3.7. PRORATION OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's PRO RATA share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its PRO RATA share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to SECTION 3.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this SECTION 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
SECTION 3.7 to share in the benefits of any recovery on such secured claim.

                 SECTION 3.8. SETOFF. In addition to and not in limitation of any rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of SECTION
3.7. Following any such appropriation and application pursuant to this SECTION 3.8, such Lender shall promptly provide the Borrower with notice of such appropriation and application and the amount applied, provided, that the failure by any Lender to give any such notice shall not affect the obligations of the Borrower or impair any right of any Lender under this Agreement or subject any Lender to any liability.

                 SECTION 3.9.     USE OF PROCEEDS.

                 (a) The Borrower shall use the proceeds of the Term Loan and the Revolving A Loans and Revolving B Loans made on the Closing Date (i) to pay a portion of the "Consideration" (as such term is defined in each of the Acquisition Agreements), (ii) to pay costs and expenses arising in connection with the transactions contemplated hereby which are set forth in ITEM 1 ("Transaction Costs") of the Disclosure Schedule (subject to the Required Lenders' approval of such costs and expenses), (iii) to refinance certain existing Indebtedness as listed on ITEM 3 ("Indebtedness to be Refinanced") of the Disclosure Schedule, all as more specifically described in ITEM 2 ("Sources and Uses") of the Disclosure Schedule, and (iv) to finance its general working capital needs.

                 (b) The Borrower shall use the proceeds of (i) the Revolving A Loans made after the Closing Date to finance acquisitions (PROVIDED, HOWEVER, that this clause (i) shall not be construed to permit any acquisitions which are otherwise prohibited by the terms of this Agreement or the other Loan Documents), and (ii) the Revolving B Loans made after the Closing Date to finance its continuing working capital needs; PROVIDED, HOWEVER, that the Revolving B Loans shall not be used to repay any other outstanding Loan.

                 (c) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.


                                   ARTICLE 4.

                              CONDITIONS TO LOANS

                 SECTION 4.1. INITIAL LOANS. The obligations of the Lenders to fund the initial Borrowings of Loans on the Closing Date, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 4.1, except as the Required Lenders shall otherwise consent.

                 SECTION 4.1.1.   RESOLUTIONS, ETC.  The Agent shall have
received:

                 (a) a certificate, dated the date hereof, with counterparts for each Lender, of the Secretary or an assistant secretary of each Loan Party as to:

                 (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

                 (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary or an assistant secretary of such Loan Party cancelling or amending such prior certificates;

                 (b) copies of the Organic Documents of each Loan Party certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary or assistant secretary, which documents shall be satisfactory to the Agent;

                 (c) a so-called "good standing" certificate with respect to each Loan Party from the appropriate Governmental Authority of the State of its incorporation;

                 (d) evidence of qualification of each Loan Party to do business in each other jurisdiction in which such Loan Party is required to qualify; and

                 (e) such other documents (certified if requested) as any Lender may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation of the Borrower or any of its Subsidiaries, or Approval.

                 SECTION 4.1.2. NOTES. The Agent shall have received for the account of each Lender, such Lender's Notes, in each case duly executed and delivered pursuant to clauses (a), (b) and (c) of SECTION 3.2.

                 SECTION 4.1.3. BORROWING BASE CERTIFICATE. The Agent shall have received a Borrowing Base Certificate dated as of the Closing Date from the chief financial Authorized Officer of the Borrower.

                 SECTION 4.1.4.   ADDITIONAL EQUITY, ETC.  The Borrower
shall have issued shares of 14% PIK Preferred Stock for an aggregate issue price, net of commissions, of not less than $3,795,000, and, after giving effect to such issuance, as of the Closing Date, the Borrower's Net Worth shall be not less than $17,796,000.

                 SECTION 4.1.5. RELEASE OF LIENS ON ASSETS. All Indebtedness of the Borrower and any other Loan Party described in ITEM 3 ("Indebtedness to be Refinanced") of the Disclosure Schedule shall have been repaid in full and all holders of such Indebtedness shall have acknowledged such repayment, released Borrower and its Subsidiaries from any liability in respect of such Indebtedness, and released all Liens on the assets securing such Indebtedness pursuant to UCC-3 termination statements and other Instruments as shall be suitable or appropriate in connection therewith.

                 SECTION 4.1.6. NO CONTEST, ETC. On the Closing Date, no litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which:

                 (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Acquisition Agreements, this Agreement or any Loan Document; or

                 (b) would, in the reasonable opinion of the Required Lenders, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in ITEM 4 ("Litigation") of the Disclosure Schedule in the reasonable opinion of the Agent, could reasonably result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                 SECTION 4.1.7. CERTIFICATE AS TO COMPLETED CONDITIONS, WARRANTIES, NO DEFAULT, ETC. The Agent shall have received a certificate, dated the Closing Date, with counterparts for each Lender, of the chief financial Authorized Officer of the Borrower, to the effect that:

                 (a)      all conditions precedent set forth in this SECTION
4.1 have been satisfied;

                 (b)      all representations and warranties set forth in
ARTICLE 5 are true and correct in all material respects;

                 (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

                 (d) no Default or Event of Default has occurred and is continuing.

                 SECTION 4.1.8. DOCUMENTS RELATING TO EQUITY INVESTMENTS. The terms and conditions of each of the stock subscription agreements pursuant to which the 14% PIK Preferred Stock of the Borrower was issued shall in each case be satisfactory in all respects to the Agent, and the Agent shall have received copies of each of the foregoing documents certified as true and correct by an Authorized Officer of the Borrower.

                 SECTION 4.1.9. COMPLIANCE WITH REQUIREMENTS OF LAW. The Agent shall have received evidence satisfactory to it that the Borrower is in compliance in all material respects with all other Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not result in a Material Adverse Change), and (b) all Approvals.

                 SECTION 4.1.10. OPINIONS OF COUNSEL. The Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from Skadden, Arps, Slate, Meagher & Flom, counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent, and (b) such other local counsel as requested by the Agent and covering such matters as the Agent may reasonably request, including, without limitation, the Acquisitions and the issuance of the additional equity required under SECTION 4.1.4; and

                 SECTION 4.1.11. CLOSING FEES, EXPENSES, ETC. The Agent shall have received, for its own account, the facility fee payable pursuant to the Facility Fee Letter and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to SECTION 10.3.

                 SECTION 4.1.12. SUBSIDIARY GUARANTY. The Agent shall have received the Subsidiary Guaranty, duly executed by Authorized Officers of the Loan Parties that are a party thereto.

                 SECTION 4.1.13. SECURITY DOCUMENTS AND PERFECTION. The Agent shall have received:

                 (a) The Security Agreement, duly executed by an Authorized Officer of the Borrower and each of its Subsidiaries (including, without limitation, those Persons that shall become Subsidiaries of the Borrower on the Closing Date);

                 (b) A satisfactory collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the Borrower's rights under the Acquisition Agreements and all other documents executed or delivered pursuant to the Acquisition Agreements, duly consented to by the "Sellers" under each of such Acquisition Agreements;

                 (c) The Borrower Pledge Agreement, duly executed by the chief executive Authorized Officer of the Borrower;

                 (d) The Subsidiary Pledge Agreement, duly executed by the chief executive Authorized Officer of World Communications, Inc.;

                 (e) Evidence of all filings of the Financing Statements with respect to the Security Agreement and other Security Documents; searches or other evidence as to the absence of any Liens (except those previously disclosed to and consented to by the Lenders and those to be released in accordance with SECTION 4.1.5); and evidence that all other actions (including all actions necessary such that the Trademark Assignment is acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens;

                 (f) All (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Borrower Pledge Agreement, which pledged securities shall constitute all outstanding Stock of the Borrower's Subsidiaries; (ii) Subsidiary Notes pledged under the Borrower Pledge Agreement duly endorsed in blank; and (iii) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Subsidiary Pledge Agreement.

                 SECTION 4.1.14. EMPLOYMENT AGREEMENTS; COMPENSATION. The Agent shall have received copies of all employment agreements to which the Borrower is a party, and the Agent shall be reasonably satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

                 SECTION 4.1.15. PENSION AND WELFARE LIABILITIES. The Agent shall have received, with counterparts for each of the Lenders (i) the most recent actuarial valuation report, if any, for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service, if any, for each Single Employer Plan, if any, most recently filed with the Internal Revenue Service, and (ii) a report prepared by the Borrower in form and substance satisfactory to the Agent and each Lender detailing any liabilities of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits under Plans which are welfare benefit plans.

                 SECTION 4.1.16. INSURANCE. The Agent shall have received evidence satisfactory to it that the insurance maintained by the Borrower and its Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts reasonably satisfactory to the Agent, under policies naming the Agent, for its benefit and the ratable benefit of the Lenders, as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complies with the requirements of this Agreement and the Security Documents.

                 SECTION 4.1.17. FINANCIAL INFORMATION, ETC. The Agent shall have received for each Lender, the historical financial statements referred to in SECTION 5.4, the PRO FORMA Balance Sheets, the Fair Saleable Value Balance Sheets and the Projections, and the Agent shall be satisfied in all respects with such materials. Additionally, the Agent shall be satisfied in all respects with materials contained on the Disclosure Schedule, including, without limitation, the information contained on ITEM 1 ("Transaction Costs") and ITEM 2 ("Sources and Uses").

                 SECTION 4.1.18. ACQUISITIONS. The Acquisition Agreements shall be in full force and effect and shall not have been amended, modified or supplemented without the Required Lenders' prior written consent; all conditions precedent to the consummation by the Borrower of the transactions contemplated by the Acquisition Agreements shall have been fully satisfied or, with the prior written consent of the Required Lenders, waived; the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the Acquisitions shall be consummated simultaneously with the initial Borrowings in accordance with the terms of the Acquisition Agreements; and the Borrower shall have delivered to the Agent each of the following:

                 (a) resolutions of the boards of directors and, to the extent required, the stockholders of the Borrower, certified by the Secretary or an assistant secretary of the Borrower, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance by the Borrower of the Acquisition Agreements;

                 (b) resolutions of the boards of directors and, to the extent required, the stockholders of IPP-South Carolina, IPP- Tennessee and PCS, certified by the Secretary or an assistant secretary of the such Persons, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance by the such Persons of the Acquisition Agreements;

                 (c) certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals with respect to the consummation of the transactions contemplated by the Acquisition Agreements;

                 (d) copies of all legal opinions delivered in connection with each of the Acquisitions, if any, along with reliance letters in favor of the Agent and the Lenders; and

                 (e) a certificate from the Chief Executive Officer of the Borrower to the effect that attached thereto are true and correct copies of the Acquisition Agreements and each of the material documents, instruments and agreements executed and delivered pursuant to the Acquisition Agreements and making such statements of fact concerning the Acquisitions and the other transactions consummated pursuant to such agreements as the Agent shall request.

                 SECTION 4.1.19. REVIEW OF BORROWER'S OPERATIONS. The Agent or its representatives shall have completed their review of the Borrower's management information systems, accounting, financial reporting and cash management systems as well as the legal structure of each Loan Party and the nature of each Loan Party's asset composition and contingent liabilities, and the Agent shall be satisfied in all respects with the results of such review.

                 SECTION 4.1.20. MATERIAL CONTRACTS. The Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of each of the items listed on ITEM 14 ("Contracts") of the Disclosure Schedule, and the Agent shall be satisfied in all respects with terms of such items.

                 SECTION 4.1.21. OTHER DOCUMENTS, CERTIFICATES, ETC. The Agent shall have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

                 SECTION 4.1.22. LETTER TO ACCOUNTANTS. The Agent shall have received satisfactory evidence that the Borrower has delivered a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present.

                 SECTION 4.2. ALL LOANS. Without duplication of any conditions precedent required to be satisfied pursuant to SECTION 4.1, the obligations of the Lenders to make any Loans, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this
SECTION 4.2.

                 SECTION 4.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. The representations and warranties set forth in ARTICLE 5 shall have been true and correct in all material respects as of the date initially made, and both before and after giving effect to the making of any such Loan (except to the extent expressly stated to be as of an earlier date),

                 (a) such representations and warranties shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

                 (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent expressly stated to be as of an earlier date);

                 (c) no material adverse development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed pursuant to SECTION 5.7 which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed in the reasonable opinion of the Required Lenders and, if successful, could result in a Material Adverse Change; and

                 (d) no Default or Event of Default shall have occurred and be continuing.

                 SECTION 4.2.2. BORROWING REQUEST, ETC. The Agent shall have received a duly completed Borrowing Request. The delivery of any such Borrowing Request, and the acceptance by the Borrower of the proceeds of the Loan requested thereby, shall constitute a representation and warranty by the Borrower that on the date of such request, and before and after giving effect to the making of such Loans and the application of any proceeds of such Loans, all statements set forth in SECTION 4.2.1 are true and correct. In the event that, in connection with the delivery of any such Borrowing Request the Borrower is required to amend any Item of the Disclosure Schedule in order that the statement set forth in clause (a) or (b) of SECTION 4.2.1 shall be true and correct, the Borrower shall deliver to the Agent at least five (5) Business Days prior to the date of the Borrowing requested or to be requested, a request that such Item of the Disclosure Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise agree to make any Loans after receipt of such request, the representations and warranties proposed to be amended by such requested amendment to the Disclosure Schedule will be deemed amended for purposes of this Agreement.

                 SECTION 4.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted by or on behalf of the Borrower or any other Loan Party shall be satisfactory in form and substance to the Agent and its counsel; the Required Lenders shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Required Lenders may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the Required Lenders.

                 SECTION 4.2.4. MARGIN REGULATIONS. The making of such Loan and the use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

                 SECTION 4.2.5. ADVERSE CHANGE. In the reasonable judgment of the Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

                 SECTION 4.2.6. CHANGE IN LAW. On the date of such Borrowing, no change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.


                                   ARTICLE 5.

                                WARRANTIES, ETC.

                 In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans, the Borrower represents and warrants to the Agent and each Lender as set forth in this ARTICLE 5. Each and all of the representations and warranties set forth in this ARTICLE 5 shall be true and correct, assuming and after giving effect to the consummation of the Acquisitions and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents.

                 SECTION 5.1. ORGANIZATION, POWER, AUTHORITY, ETC. Each of the Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in ITEM 5 ("Governmental Licenses") of the Disclosure Schedule, holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the consummation of the Acquisitions, including, without limitation, all Approvals. The Borrower has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

                 SECTION 5.2.     DUE AUTHORIZATION.

                 (a) The execution and delivery by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the incurrence and performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Loan Party's properties pursuant to the provisions of any Contractual Obligation of any Loan Party other than the Loan Documents.

                 (b) The Certificate of Amendment has been duly adopted pursuant to applicable law, has been duly filed with the Ohio Secretary of State and is in full force and effect.

                 (c) No vote (including any vote under the rules of any securities exchange or trading system or market on which any of the Borrower's securities are listed or traded) on the part of the stockholders of the Borrower is required to approve or authorize the Certificate of Amendment, any of the transactions contemplated by this Agreement or any of the other Loan Documents or the authorization or the issuance of the Series B Special Preferred Stock pursuant to Article 8 or of Common Stock issuable upon conversion of the Series B Special Preferred Stock.

                 (d) The issuance of the shares of Series B Special Preferred Stock has been duly authorized and, when issued upon exercise of any Lender's conversion rights under Article 8, such shares will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Common Stock issuable upon conversion of the Series B Special Preferred Stock has been duly authorized and, when issued upon conversion of the Series B Special Preferred Stock, such shares will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. 250,000 shares of Series B Special Preferred Stock have been duly reserved for issuance upon conversion of Term Notes pursuant to
Article 8 and 5,000,000 shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Special Preferred Stock. Except as set forth in the Registration Rights Agreement and as set forth in ITEM 26 ("Registration Rights") of the Disclosure Schedule, no Person has the right to demand or any other right to cause the Borrower to file any registration statement under the Securities Act relating to any securities of the Borrower or any right to participate in the any such registration.

                 SECTION 5.3. VALIDITY, ETC. This Agreement is, and the Notes and each other Loan Document executed by the Borrower will upon the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 SECTION 5.4.     FINANCIAL INFORMATION; SOLVENCY.

                 (a) Except as disclosed in ITEM 6 ("Exceptions to GAAP") of the Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to each Lender and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

                 (i)(A) the consolidated audited balance sheets of the Borrower as of December 31, 1992, December 31, 1993 and December 31, 1994, and the related consolidated statements of income and cash flows for each of the three (3) fiscal years of the Borrower ending December 31, 1992, December 31, 1993 and December 31, 1994, together with the opinion thereon of Price Waterhouse LLP and unaudited statements of income and cash flow of the Borrower for the nine-month period ending September 30, 1995;

                 (B) the unaudited consolidated balance sheets of the Borrower as of December 31, 1995 and the related consolidated statements of income and cash flows for the Fiscal Year ending December 31, 1995;

                 (ii) the Form 8-K of the Borrower as filed with the Securities and Exchange Commission for the period ending June 30, 1995;

                 (iii)(A) the audited balance sheet of IPP-South Carolina as of December 31, 1994 and the related statements of income and cash flows for the fiscal year of IPP-South Carolina then ended; together with the unaudited statements of income and cash flow of IPP-South Carolina for the nine-month period ending September 30, 1995;

                 (B) the audited balance sheet of IPP-Tennessee as of December 31, 1994 and the related statements of income and cash flows for the fiscal year of IPP-Tennessee then ended;

         together with the audited statements of income and cash flow of IPP-Tennessee for the nine-month period ending September 30, 1995;

                 (C) the audited balance sheets of PCS as of December 31, 1992, December 31, 1993 and December 31, 1994, and the related consolidated statements of income and cash flows for each of the three
         (3) fiscal years of PCS ending December 31, 1992, December 31, 1993, and December 31, 1994; together with the unaudited statements of income and cash flow of PCS for the nine-month period ending September 30, 1995;

                 (iv)     the PRO FORMA Balance Sheets; and

                 (v)      the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date hereof, neither the Borrower nor any of its Subsidiaries has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clauses (i), (ii) and
(iii).

                 (b) Giving effect to the consummation of the transactions contemplated by the Acquisition Agreements, the consummation of the transactions contemplated by this Agreement and the other Loan Documents (including the making of Loans), the Borrower and each of its Subsidiaries is Solvent.

                 SECTION 5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1994, there has been no Material Adverse Change and there has been no Material Adverse Change in any industry in which the Borrower or any of its Subsidiaries is engaged.

                 SECTION 5.6. ABSENCE OF DEFAULT. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could result in a Material Adverse Change.

                 SECTION 5.7. LITIGATION, LEGISLATION, ETC. Except as disclosed in ITEM 4 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could result in a Material Adverse Change; and none of the proceedings set forth in such
ITEM 4 seeks to amend, modify or enjoin the transactions contemplated hereby or, if adversely determined, could result in a Material Adverse Change. There is no legislation, governmental regulation or judicial decision that could result in a Material Adverse Change.

                 SECTION 5.8. REGULATIONS G, T, U AND X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U), and no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

                 SECTION 5.9. GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

                 SECTION 5.10. TAXES. Each of the Borrower and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 5.11. PENSION AND WELFARE PLANS. Except as disclosed in ITEM 7 ("Benefit Plans") of the Disclosure Schedule,

                 (a) neither the Borrower nor any Subsidiary or Commonly Controlled Entity has assumed any liability under (i) any employee benefit plan, fund, program, arrangement, agreement or commitment disclosed in Schedule 5.17(a) of the Acquisition Agreements, or (ii) any other employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in clause (i) or (ii) of the immediately preceding sentence.

                 (b) No Reportable Event which could result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in ITEM 7 ("Benefit Plans") of the Disclosure Schedule, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such ITEM 7, neither the Borrower nor any Commonly Controlled Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in ITEM 7 of the Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $100,000. No such Multiemployer Pension Plan has been terminated or is in Reorganization or Insolvent, nor, to the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, is any such

Multiemployer Pension Plan likely to be terminated or to become in Reorganization or Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $100,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower, any of its Subsidiaries occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or
Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

                 SECTION 5.12.    LABOR CONTROVERSIES.  Except as disclosed in
ITEM 8 ("Labor Controversies") of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the

Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

                 SECTION 5.13.    OWNERSHIP OF PROPERTIES; COLLATERAL.

                 (a) Each of the Borrower and its Subsidiaries shall own good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to SECTION 6.2.3.

                 (b) Except to the extent otherwise consented to in writing by the Required Lenders, the provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to SECTION 4.1.13, the Security Documents will create a fully perfected first priority security interest in all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by SECTION 6.2.3.

                 SECTION 5.14. INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this SECTION 5.14 is set forth in ITEM 9 ("Intellectual Property") of the Disclosure Schedule.

                 SECTION 5.15. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading.

                 SECTION 5.16. INSURANCE. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Closing Date are listed in ITEM 10 ("Insurance") of the Disclosure Schedule, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in ITEM 10 of the Disclosure Schedule.

                 SECTION 5.17. CERTAIN INDEBTEDNESS. ITEM 11 ("Indebt-edness") of the Disclosure Schedule specifies all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date which (a) is for borrowed money, or (b) is not incurred in the ordinary course of the business of the Borrower or any Subsidiary in a manner and to the extent consistent with past practice, or (c) is material to the financial condition, operations, businesses, properties or prospects of the Borrower or any Subsidiary.

                 SECTION 5.18. ENVIRONMENTAL MATTERS. Except as disclosed in ITEM 12 ("Environmental Matters") of the Disclosure Schedule to the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could result in a Material Adverse Change or which may give rise to any Environmental Lien.





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
                 SECTION 5.19. NO BURDENSOME AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could result in a Material Adverse Change.

                 SECTION 5.20. CONSENTS. Except as disclosed in ITEM 13 ("Consents") of the Disclosure Schedule the Borrower and its Subsidiaries have all material permits and governmental consents and approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby and the ongoing business and operations of the Borrower and its Subsidiaries.

                 SECTION 5.21. CONTRACTS. Set forth in ITEM 14 ("Contracts") of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries.
Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could result in a Material Adverse Change.

                 SECTION 5.22. EMPLOYMENT AGREEMENTS. Set forth in ITEM 15 ("Employment Contracts") of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

                 SECTION 5.23. CONDITION OF PROPERTY. All of the assets and properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

                 SECTION 5.24. SUBSIDIARIES. ITEM 16 ("Subsidiaries") of the Disclosure Schedule sets forth all Subsidiaries of the Borrower as of the Closing Date.

                 SECTION 5.25. ACQUISITION AGREEMENTS. The closing of the transactions contemplated by the Acquisition Agreements shall occur on the Closing Date simultaneously with the making of the initial Borrowings, and Borrower has not waived or in any way amended, without the prior written consent of the Required Lenders, any condition to the obligations to consummate the Acquisitions. A true and complete copy of the Acquisition Agreements (including all exhibits, schedules and amendments thereto) has been delivered to the Agent. Borrower is not in default under the Acquisition





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
Agreements or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Acquisition Agreements by Borrower and the other Persons which are parties thereto are true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

                 SECTION 5.26. TRADE RELATIONS. Except as disclosed in ITEM 17 ("Termination of Material Contracts") of the Disclosure Schedule, as of the Closing Date, there exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers of the Borrower.

                 SECTION 5.27. ABSENCE OF TAKEOVER STATUTES. The Board of Directors of the Borrower has approved for purposes of Chapter 1704 of the Ohio Revised Code (Transactions Involving Interested Shareholders) the transactions contemplated by this Agreement and the other Loan Documents and the issuance of the Series B Special Preferred Stock upon conversion of the Term Notes pursuant to Article 8 or the issuance of any shares of Common Stock upon conversion of any Series B Special Preferred Stock. The provisions of Ohio Revised Code
Section 1707.041 with respect to "control bids" as defined in Ohio Revised Code
Section 1707.01(V)(1) do not apply to transactions contemplated by the Loan Documents or the issuance of any shares of Series B Special Preferred Stock to be issued pursuant to this Agreement or upon conversion of such shares. No other "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection," or similar antitakeover statute will apply to the Agent or any Lender as a result of this Agreement or any of the other Loan Documents or the authorization or issuance of Series B Special Preferred Stock upon conversion of Notes pursuant to Article 8 or any shares of Common Stock to be issued upon conversion of shares of Series B Special Preferred Stock.

                 SECTION 5.28. COMMUNICATIONS ACT. None of the Borrower and its Subsidiaries holds any licenses or conducts any business which would result in the application of Section 310 of the Communications Act of 1934 as a result of this Agreement or any of the other Loan Documents or the authorization or issuance of any shares of capital stock to be issued upon conversion of Term Notes pursuant to Article 8 of this Agreement or the authorization of Common Stock upon conversion of the Series B Preferred Stock.

                 SECTION 5.29. CAPITALIZATION AND OWNERSHIP OF THE BORROWER. On the Closing Date, the authorized capital stock of the Borrower consists of 22,500,000 shares of Common Stock, par value $0.01 per share, 2,780,017 of which will be outstanding; 2,500,000 shares of Preferred Stock, $0.01 par value, of which (i) 2,125 shares have been designated Preferred Stock, $100 par value, of





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which no shares will be outstanding, (ii) 6,500 shares have been designated
Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding, (iii) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which no shares will be outstanding, (iv) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding, (v) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding, (vi) 550,000 shares have been designated 10% Preferred Stock, without par value, $10 stated value, cumulative, of which 530,534 shares will be outstanding, (vii) 250,000 shares have been designated Series A Special Convertible Stock, $.20 par value, of which no shares will be outstanding, and
(viii) 250,000 shares have been designated Series B Special Convertible Preferred Stock, $.20 par value, of which no shares will be outstanding, (ix) 200,000 shares have been designated 14% Convertible Preferred Stock, without par value, $60 stated value, of which 107,918 shares will be outstanding, and
(x) 1,218,995 shares are undesignated and unissued. All outstanding shares of capital stock of the Borrower are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. Except as set forth in Item 24 (Preemptive Rights, Options, Warrants) of the Disclosure Schedule, no issued, no authorized but unissued and no treasury shares of capital stock of the Borrower are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right issued or granted by the Borrower or, to the knowledge of the Borrower, by any of its shareholders. Except as set forth in the Organic Documents of the Borrower, or in Item 25 (Voting and Transfer Agreements) of the Disclosure Schedule, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of stock of the Borrower to which the Borrower or any of its Subsidiaries is a party.

                 SECTION 5.30. SECURITIES LAWS. In reliance on the investment representations contained in SECTION 2.5, the issuance and delivery of Series B Special Preferred Stock upon the conversion of the Notes by the Lenders and the issuance and delivery of Common Stock to the Lenders upon the conversion of the Series B Special Preferred Stock, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, as such laws are currently in effect.

                 SECTION 5.31. NO INTEGRATION OF ISSUE. Neither the Borrower nor any Person authorized or employed by the Borrower as agent, broker or otherwise in connection with the offering of the Notes has offered the Notes for sale to, or solicited any offers to buy the Notes from, or otherwise approached or negotiated or communicated in respect thereof with, anyone other than Lenders.





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Neither the Borrower nor any Person acting on behalf of the Borrower will sell or offer any class of securities to, or solicit any offers to buy any class of securities from, or otherwise approach, negotiate or communicate in respect thereof with, any Person so as to require the registration of the Notes under the Securities Act or any applicable state securities laws.

                 SECTION 5.32. NO CONFLICT. None of the transactions contemplated by this Agreement or any of the other Loan Documents (including the issuance of shares of Series B Special Preferred Stock upon conversion of Notes or shares of Common Stock upon conversion of the Series B Special Preferred Stock) will give rise to any payment or the acceleration of any obligation (whether with or without the passage of time or upon the occurrence of any event) to any director, officer or employee of the Borrower or any Subsidiary.



                                   ARTICLE 6.

                                   COVENANTS

                 SECTION 6.1. AFFIRMATIVE COVENANTS. The Borrower agrees with each Lender that until the Revolving Loan Commitment has terminated and all Loans and Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to SECTION 10.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this
SECTION 6.1.

                 SECTION 6.1.1. FINANCIAL INFORMATION, ETC. The Borrower will furnish, or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

                 (a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Price Waterhouse LLP or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Borrower and its Subsidiaries;





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
                          (ii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that they have reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) and are not aware of any miscalculation in such Compliance Certificate relating to the financial tests set forth in SECTION 6.2.4 or of any default in the performance by the Borrower or any of its Subsidiaries to be performed by such Loan Parties hereunder or under any other Loan Document, except such miscalculation or default, if any, as may be disclosed in such statement; and

               (iii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

                 (b) promptly when available and in any event within (x) forty-five (45) days after the close of each calendar month of the 1996 Fiscal Year, or (y) thirty (30) days after the close of each calendar month of each Fiscal Year other than the 1996 Fiscal Year:

                 (i) consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of Borrower and Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year and with comparable information set forth in the Projections for the relevant period, PROVIDED, HOWEVER, that the Borrower shall not be required to deliver comparisons to the prior Fiscal Year for all financial statements relating to a calendar month ending on or prior to December 31, 1996), certified by the principal accounting or chief financial Authorized Officer of the Borrower, together with a description of projected business prospects (including Consolidated Capital Expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results and the Projections);

                (ii)         updates to the business plan described in clause
         (e) hereof for the remaining term of Borrower's then current Fiscal Year; and





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                 (c)      within thirty (30) days after the close of each
Fiscal Quarter, a Compliance Certificate calculated as of the computation date at the close of such month;

                 (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of Borrower or any Subsidiary;

                 (e) within ten (10) days prior to the end of each Fiscal Year of the Borrower, a business plan of the Borrower and its Subsidiaries, in form, scope and detail reasonably satisfactory to the Required Lenders, for the twelve (12) months following the end of such Fiscal Year, including consolidated and consolidating operating budgets prepared on a monthly basis for such Fiscal Year, which budgets shall include estimated Consolidated Capital Expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during the applicable Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

                 (f) promptly after approved by the Borrower's Board of Directors, any updates or revisions to any business plan described in the preceding clause (e), in addition to those described in clause (b)(ii) above;

                 (g) (i) not later than Friday of each calendar week, a Borrowing Base Certificate as of the last day of the preceding calendar week and (ii) following a request by the Agent, within one (1) Business Day, a Borrowing Base Certificate as of the day of such request;

                 (h) promptly upon the sending or filing thereof, copies of all reports that the Borrower or any of its Subsidiaries sends to its security holders generally, and copies of all reports and registration statements that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                 (i) within sixty (60) days after the Closing Date, the audited balance sheets of IPP-South Carolina, IPP-Tennessee and PSC as at the Closing Date, certified without qualification by independent public accountants acceptable to the Required Lenders, and in form and scope reasonably satisfactory to the Required Lenders;

                 (j) no later than Thursday of each calendar week, a detailed aged schedule, in a form satisfactory to the Required Lenders, of all accounts payable of the Borrower and its





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Subsidiaries as of the last Business Day of the prior week; and

                 (k) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as any Lender may (through the Agent) from time to time reasonably request.

                 SECTION 6.1.2. MAINTENANCE OF CORPORATE EXISTENCE, ETC. Except as permitted by SECTION 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary.

                 SECTION 6.1.3. FOREIGN QUALIFICATION. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could result in a Material Adverse Change. The Borrower will cause each of its agents, if any, to be duly qualified to do business in, and at all times comply with all applicable Requirements of Law of each jurisdiction where the failure to so qualify or comply could result in a Material Adverse Change.

                 SECTION 6.1.4. PAYMENT OF TAXES, ETC. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same become due and payable, (a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; PROVIDED, HOWEVER, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

                 SECTION 6.1.5. INSURANCE. In addition to any insurance required to be maintained pursuant to any other Loan Document, the Borrower will, and (with respect to the insurance described in clauses (a) and (b) below) will cause each Subsidiary to, maintain or cause to be maintained with insurance companies with a Best's rating of "A" or better:

                 (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, business interruption insurance) and of such types and in such amounts as is acceptable to the Agent and the Lenders and will furnish to the Agent, annually at the policy renewal date, a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section;





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
                 (b) within 60 days after the Closing Date and at all times thereafter, a "key-man" life insurance policy from a reputable insurance provider acceptable to the Required Lenders on the life of the Person that serves as Chief Operating Officer, President or similar position within the Borrower's organizational structure, which policy shall (i), at all times after the date of its issuance, have a minimum face value of not less than $3,000,000 in the aggregate and (ii) be assigned to the Agent, for its benefit and the ratable benefit of the Lenders. Further, the Borrower shall deliver to the Agent such assignments, acknowledgments or other instruments as the Required Lenders shall reasonably request in order to perfect the Agent's interest in such policy.

Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, shall be in effect on the Closing Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies, shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insureds. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this SECTION 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, other than customary financing of annual premiums. Subject to clauses (d) and (e) of SECTION 3.3.1, so long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property and shall have the right to use the proceeds of business interruption insurance for its ongoing business needs.

                 SECTION 6.1.6. NOTICE OF DEFAULT, LITIGATION, ETC. Upon a Responsible Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

                 (a)      the occurrence of any Default;

                 (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could result in a Material Adverse Change;

                 (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding





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
previously disclosed by the Borrower to the Lenders pursuant to SECTION 5.7 which could result in a Material Adverse Change;

                 (d) the occurrence of any other circumstance which could result in a Material Adverse Change;

                 (e)      the occurrence of any Loss; and

                 (f) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Pension Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iii) the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iv) the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension Plan, (v) any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or (vi) the occurrence of any other event or condition with respect to any Plan which could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case in clauses (i) through (vi) above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could result in a Material Adverse Change. The Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

                 (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

                 SECTION 6.1.7.   BOOKS AND RECORDS.  The Borrower will, and





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will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals upon one Business Day's notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees and expenses, including, without limitation, any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this SECTION 6.1.7, PROVIDED, HOWEVER, that unless an Event of Default has occurred and is continuing the Borrower shall be required to pay such fees for not more than two visits and examinations in each Fiscal Year.

                 SECTION 6.1.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower will: (a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except that this clause (a) shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not reasonably result in a Material Adverse Change; and (b) to the extent Borrower deems advisable in its reasonable business judgment, forthwith repair or replace, at its own expense, any such property or asset that suffers a Loss.

                 SECTION 6.1.9. MAINTENANCE OF LICENSES AND PERMITS. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any Requirements of Law, except that this SECTION 6.1.9 shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not result in a Material Adverse Change.

                 SECTION 6.1.10. EMPLOYEE PLANS. The Borrower will at all times comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

                 SECTION 6.1.11. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all applicable Requirements of Law; PROVIDED, HOWEVER, that this SECTION 6.1.11 shall not apply to any circumstance of noncompliance that together with all other noncompliances could not result in a Material Adverse Change.

                 SECTION 6.1.12. INTEREST RATE PROTECTION. Within 180 days after the Closing Date, the Borrower shall obtain and





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thereafter maintain in full force and effect, from ING, or from an Eligible
Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the ING Alternate Base Rate in excess of 100 basis points above the ING Alternate Base Rate on the Closing Date for an aggregate notional amount equal to at least $20,000,000, for a term of at least three (3) years. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent, and the Borrower may secure any net obligations of the Borrower under any such Interest Rate Contracts on a PARI PASSU basis with the Obligations.

                 SECTION 6.1.13. REAL ESTATE. If the Borrower or any of its Subsidiaries shall acquire a fee or leasehold interest (other than office leases) in real estate which the Required Lenders determine to be material to the Borrower or such Subsidiary, the Borrower or such Subsidiary, as the case may be, will execute a first priority mortgage, deed of trust or deed to secure debt or leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt, as appropriate, in form and substance reasonably satisfactory to the Required Lenders, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, and shall use its best efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Required Lenders shall request.

                 SECTION 6.1.14. GOVERNMENTAL APPROVALS. The Borrower will secure, and will cooperate with the Lenders in any case to secure, all necessary consents, approvals, authorizations and exemptions from all governmental authorities, (including the making of all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT")) in connection with any conversion of Term Notes pursuant to Article 8 and the issuance of shares of Series B Special Preferred Stock in connection therewith, and the issuance of shares of Common Stock upon the conversion of such shares of Series B Special Preferred Stock. The Borrower shall be responsible for the payment of all expenses with respect to all filings under the HSR Act in connection with the foregoing, including but not limited to the filing fees and the fees and expenses of counsel to each Lender in connection therewith.

                 SECTION 6.1.15. ANTITAKEOVER STATUTES. The Borrower shall take all action necessary to avoid the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar antitakeover statute to the transactions contemplated by this Agreement or any of the other Loan Documents.

                 SECTION 6.1.16. TELEPHONE PLACEMENT AGREEMENTS. With respect to Telephone Placement Agreements entered into or renewed or extended after the Closing Date, the Borrower shall only utilize and execute Instruments which are in the form of Schedule 2 attached hereto.

                 SECTION 6.1.17. CASH MANAGEMENT SYSTEM. On or prior to April 15, 1996, the Borrower will establish and thereafter maintain at all times the cash management system described in SCHEDULE 3.

                 SECTION 6.2. NEGATIVE COVENANTS. The Borrower agrees with each Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to SECTION 10.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this SECTION 6.2.

                 SECTION 6.2.1. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in which the Borrower is engaged on the Closing Date and such activities as may be incidental or related thereto.

                 SECTION 6.2.2. INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

                 (a)      Indebtedness in respect of the Loans and other
Obligations;

                 (b) Indebtedness in respect of the Interest Rate Contracts required pursuant to SECTION 6.1.12 to the extent such do not constitute Obligations;

                 (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under SECTION 6.2.3;

                 (d)      Indebtedness in respect of liabilities resulting from
(i) endorsements of negotiable instruments in the ordinary course of business; and (ii) surety bonds issued for the account of the Borrower or any of its Subsidiaries in the ordinary course of business;

                 (e) Indebtedness existing on the Closing Date and set forth in ITEM 18 ("Existing Indebtedness") of the Disclosure Schedule;

                 (f)      Indebtedness of any Subsidiary owing to the

Borrower, provided that such Indebtedness is evidenced by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations pursuant to the Borrower Pledge Agreement;

                 (g) Capitalized Lease Liabilities PROVIDED that (i) the aggregate amount thereof which in accordance with GAAP is attributable to principal, together with the aggregate outstanding principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries, does not exceed $100,000 at any one time outstanding, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments, (iii) such Capitalized Lease Liabilities are not incurred to finance the purchase of Telephones and related equipment, and (iv) the Consolidated Capital Expenditures financed by such Capitalized Lease Liabilities are permitted under SECTION 6.2.5;

                 (h) Purchase Money Indebtedness PROVIDED that (i) the amount of such Indebtedness, together with the amount of any outstanding Capitalized Lease Liabilities of the Borrower and its Subsidiaries that in accordance with GAAP are attributable to principal, does not exceed $100,000 at any one time outstanding, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) such Purchase Money Indebtedness is not incurred to finance the purchase of Telephones and related equipment, and (iv) the Consolidated Capital Expenditures financed by such Purchase Money Indebtedness are permitted under SECTION 6.2.5;

                 (i) extensions, refinancings, replacements and renewals of any of the foregoing items described in clauses (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome covenants, rates of interest, repayment terms or events of default upon the Borrower or its Subsidiaries, as the case may be; and

                 (j)      other Indebtedness not otherwise covered by clauses
(a) through (i) above not to exceed $100,000 in aggregate amount outstanding at any time during the term of this Agreement.

                 SECTION 6.2.3. LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

                 (b) Liens identified in ITEM 19 ("Permitted Liens") of the Disclosure Schedule evidencing rights of lessors in leased equipment and/or purchase money liens on specific items of equipment;

                 (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (e)      Liens (other than Liens arising under ERISA or
Section 412(n) of the Code) incurred in the ordinary course of business in respect of deposits made in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in
SECTION 7.1.9;

                 (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under
Article 4 of the UCC in favor of a collecting bank;

                 (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

                 (i)      Liens securing Indebtedness permitted under clauses
(g) or (h) of SECTION 6.2.2;

                 (j) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

                 (k) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with deposit accounts established with banks in the ordinary course of business; and

                 (l) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (k) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                 SECTION 6.2.4. FINANCIAL CONDITION. The Borrower hereby covenants and agrees as set forth below:

                 (a) FIXED CHARGE COVERAGE RATIO. The Borrower will not permit its Fixed Charge Coverage Ratio for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such ratio to be calculated as provided in clause (h) of this SECTION 6.2.4):

         FISCAL QUARTER ENDING:                           RATIO
         ----------------------                           -----
       June 30, 1996                                       0.4
       September 30, 1996                                  0.8
       December 31, 1996                                   1.0
       March 31, 1997                                      1.1
       June 30, 1997                                       1.5
       September 30, 1997                                  1.8
       December 31, 1997                                   2.3
       March 31, 1998                                      2.5
       June 30, 1998                                       2.7
       September 30, 1998                                  3.0
       December 31, 1998                                   3.3
       March 31, 1999                                      3.3
       June 30, 1999                                       2.9


                 (b) EBITDA. The Borrower will not permit EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such amount to be calculated as provided in clause (h) of this SECTION 6.2.4):

         FISCAL QUARTER ENDING:                         AMOUNT
         ----------------------                         ------
       June 30, 1996                                 $    875,000
       September 30, 1996                               3,028,000
       December 31, 1996                                5,589,000
       March 31, 1997                                   8,036,000
       June 30, 1997                                   11,170,000
       September 30, 1997                              13,317,000
       December 31, 1997                               16,521,000





       March 31, 1998                                  16,914,000
       June 30, 1998                                   17,458,000
       September 30, 1998                              18,017,000
       December 31, 1998                               18,704,000
       March 31, 1999                                  19,130,000
       June 30, 1999                                   19,739,000



                 (c) CURRENT RATIO. The Borrower will not permit the Current Ratio of the Borrower and its Subsidiaries on the last day of any Fiscal Quarter to be less than 0.6.

                 (d) TANGIBLE NET WORTH. The Borrower will not permit its Tangible Net Worth on the last day of any Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter:


                 FISCAL QUARTER ENDING:                  AMOUNT
                 ----------------------                  ------
       June 30, 1996                                 ($ 9,775,000)
       September 30, 1996                              (9,170,000)
       December 31, 1996                               (8,149,000)
       March 31, 1997                                  (7,455,000)
       June 30, 1997                                   (5,157,000)
       September 30, 1997                              (2,535,000)
       December 31, 1997                                1,616,000
       March 31, 1998                                   3,051,000
       June 30, 1998                                    6,211,000
       September 30, 1998                               9,655,000
       December 31, 1998                               14,640,000
       March 31, 1999                                  16,188,000
       June 30, 1999                                   18,890,000


                 (e) SENIOR INTEREST COVERAGE RATIO. The Borrower will not permit the Senior Interest Coverage Ratio of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such ratio to be calculated as provided in clause (h) of this SECTION 6.2.4):

                 FISCAL QUARTER ENDING:                   RATIO
                 ----------------------                   -----
       June 30, 1996                                       0.9
       September 30, 1996                                  1.6
       December 31, 1996                                   2.0
       March 31, 1997                                      2.3
       June 30, 1997                                       3.4
       September 30, 1997                                  4.4
       December 31, 1998                                   5.8
       March 31, 1998                                      6.9
       June 30, 1998                                       8.4


       September 30, 1998                                 10.6
       December 31, 1998                                  14.3
       March 31, 1999                                     18.2
       June 30, 1999                                      24.8



                 (f)      MINIMUM GROSS MARGIN PERCENTAGE - NON-COIN CALLS.
The Borrower will not permit the Minimum Gross Margin Percentage - Non-Coin Calls for the twelve-month period ending on the last day of any Fiscal Quarter to be less than the percentage set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such percentage to be calculated as provided in clause (h) of this SECTION 6.2.4):

            FISCAL QUARTER ENDING:                     PERCENTAGE
            ----------------------                     ----------
       June 30, 1996                                      55.2%
       September 30, 1996                                 55.2
       December 31, 1996                                  55.2
       March 31, 1997                                     54.2
       June 30, 1997                                      54.4
       September 30, 1997                                 54.7
       December 31, 1997                                  56.0
       March 31, 1998                                     56.2
       June 30, 1998                                      56.4
       September 30, 1998                                 56.6
       December 31, 1998                                  56.8
       March 31, 1999                                     56.7
       June 30, 1999                                      56.7


                 (g) MAXIMUM OVERHEAD EXPENSE. The Borrower will not permit Maximum Overhead Expense of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of any Fiscal Quarter to be more than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to March 31, 1997, such amount to be calculated as provided in clause (h) of this SECTION 6.2.4):


            FISCAL QUARTER ENDING:                       AMOUNT
            ----------------------                       ------
       June 30, 1996                                   $ 3,989,000
       September 30, 1996                                6,862,000
       December 31, 1996                                 9,717,000
       March 31, 1997                                   12,885,000
       June 30, 1997                                    12,119,000
       September 30, 1997                               12,524,000
       December 31, 1997                                13,002,000
       March 31, 1998                                   13,279,000
       June 30, 1998                                    13,554,000
       September 30, 1998                               13,830,000



       December 31, 1998                                14,104,000
       March 31, 1999                                   14,392,000
       June 30, 1999                                    14,679,000


                 (h) CALCULATIONS FOR STUB PERIODS. Notwithstanding any thing contained herein to the contrary, for any period ending prior to March 31, 1997, calculation of all items relating to income or expense (including, without limitation, EBITDA) and increases or decreases in working capital) shall be made for the period commencing on the Closing Date and ending on the date of determination.

                 SECTION 6.2.5. CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make or commit to make Consolidated Capital Expenditures, except that the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during any Fiscal Year provided (x) no Default or Event of Default has occurred and is continuing and (y) the aggregate amount of Consolidated Capital Expenditures made during such Fiscal Year does not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

                 FISCAL YEAR:                                  AMOUNT

                   1996                                     $ 3,300,000
                   1997                                       4,000,000
                   1998                                       4,250,000
                   1999                                       4,325,000

PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not make or incur Consolidated Capital Expenditures prior to May 1, 1996 in excess of $350,000 in the aggregate; PROVIDED, FURTHER HOWEVER, that the Borrower and its Subsidiaries may not make or incur Consolidated Capital Expenditures in the calendar month immediately following any calendar month where the Borrower and its Subsidiaries experience negative cash flow on a consolidated basis (I.E., cash expenditures exceed cash revenues during such calendar month); PROVIDED, FURTHER HOWEVER, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation for the Fiscal Year such replacement or repair was made.

                 SECTION 6.2.6. LEASE OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Closing Date and described in ITEM 20 ("Leases") of the Disclosure Schedule, and (b) any lease of real property entered into by the Borrower or any

Subsidiary after the Closing Date in the ordinary course of business; PROVIDED, HOWEVER, that no such lease shall, to the best of the Borrower's knowledge, subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in this SECTION 6.2.6, during each Fiscal Year set forth below, is less than the amount set forth below opposite such Fiscal Year (in the case of the 1996 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

                 FISCAL YEAR:                                  AMOUNT

                    1996                                    $ 100,000
                    1997                                      100,000
                    1998                                      100,000
                    1999                                      100,000

                 SECTION 6.2.7. INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

                 (a)      Cash Equivalent Investments;

                 (b) deposits for utilities, security deposits under leases and similar prepaid expenses;

                 (c)      Accounts arising in the ordinary course of business;

                 (d) Investments existing on the Closing Date and disclosed in ITEM 21 ("Existing Investments") of the Disclosure Schedule;

                 (e) Investments by the Borrower in its Subsidiaries to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Borrower Pledge Agreement;

                 (f)      Investments arising under Interest Rate Contracts; and

                 (g) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained with banks in the ordinary course of business.

                 SECTION 6.2.8. RESTRICTED PAYMENTS, ETC. The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any

Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding) of the Borrower or any rights, options or warrants to subscribe for or purchase any shares of any class of Stock of the Borrower, or make any deposit for any of the foregoing.

                 SECTION 6.2.9.   TAKE OR PAY CONTRACTS; SALE/LEASEBACKS.

                 (a) Except as set forth on ITEM 23 ("Take or Pay Contracts") of the Disclosure Schedule, the Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

                 (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

                 SECTION 6.2.10.  CONSOLIDATION, MERGER, SUBSIDIARIES, ETC.

                 (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division or business unit thereof), except that any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation), PROVIDED, HOWEVER, that the Borrower shall be permitted to merge with and into a Delaware corporation for the sole purpose of changing its state of incorporation to the State of Delaware provided that (i) the shareholders of the surviving corporation immediately after such merger are the shareholders of the Borrower immediately prior to such merger, (ii) the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the surviving corporation shall be the same as the number of authorized and issued and authorized and unissued shares, and the respective classes and series of capital stock of the Borrower immediately prior to such merger, (iii) the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of all classes and series of capital stock of the surviving corporation shall be identical to the voting powers, designations, preferences (including, without limitation, stated values and liquidation preferences) and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of the respective classes and series of the capital stock of the Borrower as in effect immediately prior to such merger, (iv) the Lenders shall have received (A) an assumption agreement in form and substance satisfactory to the Required Lenders, duly executed by the surviving corporation and pursuant to which the surviving corporation shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents, and (B) such acknowledgments, certificates, instruments and legal opinions relating to such merger and assumption agreement as the Required Lenders shall reasonably request, and (v) the provisions of Section 203 of the Delaware General Corporation Law would not apply to the Borrower, the Agent or any Lender, this Agreement, any of the other Loan Documents or the authorization or the issuance of the shares of capital stock to be issued pursuant to the Loan Documents or upon conversion of such shares; and

                 (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary.

                 SECTION 6.2.11. ASSET DISPOSITIONS, ETC. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including Accounts and Stock of Subsidiaries) to any Person, unless:

                 (a) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Borrower and its Subsidiaries; or

                 (b) the disposition is in the ordinary course of business and the net book value of the asset to be disposed of does not exceed $100,000, and together with the net book value of all other assets disposed of by the Borrower or any Subsidiary pursuant to this clause (b) during the term of this Agreement does not exceed $250,000, and solely cash is received therefor.

                 SECTION 6.2.12. MODIFICATION OF ORGANIC DOCUMENTS, ETC. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform the Obligations.

                 SECTION 6.2.13. TRANSACTIONS WITH AFFILIATES. Except as set forth on Item 22 ("Transaction with Affiliates") of the Disclosure Schedule, the Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (a) any management contract or arrangement, consulting agreement or arrangement, contract or arrangement relating to the allocation of revenues, expenses or similar contract or arrangement requiring any payments to be made by the Borrower or any Subsidiaries to any Affiliate; and

                 (b) any other transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

                 SECTION 6.2.14. INCONSISTENT AGREEMENTS. The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

                 SECTION 6.2.15. CHANGE IN ACCOUNTING METHOD. The Borrower will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

                 SECTION 6.2.16. CHANGE IN FISCAL YEAR END. The Borrower will not change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement.

                 SECTION 6.2.17. COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including, but not limited to, establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Required Lenders' written approval, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could reasonably result in a Material Adverse Change.

                 SECTION 6.2.18. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by Borrower or any Subsidiary of Borrower or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower, (b) make loans or advances to Borrower or any Subsidiary of Borrower or (c) transfer any of its property or assets to Borrower or any Subsidiary of Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Loan Documents.





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                 SECTION 6.2.19.  COMMUNICATIONS LAWS. Neither the Borrower nor
any of its Subsidiaries will acquire any licenses or conduct any business which would result in the application of Section 310 of the Communications Act of 1934 as a result of this Agreement or any of the other Loan Documents or the authorization or issuance of the Notes or any shares of capital stock to be issued pursuant to the Loan Documents, or upon conversion of the Series B Special Preferred Stock.

                 SECTION 6.2.20. ISSUANCE OF SERIES B SPECIAL PREFERRED STOCK. The Borrower shall not issue any shares of Series B Special Preferred Stock other than pursuant to the conversion of Term Notes in accordance with Article 8.



                                   ARTICLE 7.

                               EVENTS OF DEFAULT

                 SECTION 7.1. EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" shall mean any of the events set forth in this SECTION 7.1.

                 SECTION 7.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default:

                 (a) in the payment or prepayment when due of any principal of any Loan; or

                 (b) in the payment when due of the interest payable in respect of any Loan, the fees provided for in SECTION 2.3 hereof or any other Obligations and such default shall continue unremedied for a period of five days.

                 SECTION 7.1.2. NON-PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 6.1 and such default shall continue unremedied for a period of 10 Business Days after notice thereof shall have been given to the Borrower by the Agent, or shall default in the due performance or observation of any of its obligations under SECTION 6.2.

                 SECTION 7.1.3. DEFAULTS UNDER OTHER LOAN DOCUMENTS; NON-PERFORMANCE OF OTHER OBLIGATIONS. Any "Event of Default" shall occur under the other Loan Documents; or the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after notice thereof shall have been given to the Borrower by the Agent.

                 SECTION 7.1.4.   BANKRUPTCY, INSOLVENCY, ETC.  The Borrower





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or any Subsidiary shall:

                 (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

                (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                 SECTION 7.1.5. BREACH OF WARRANTY. Any representation or warranty of the Borrower or any Subsidiary hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Borrower or such Subsidiary to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

                 SECTION 7.1.6. DEFAULT ON OTHER INDEBTEDNESS, ETC. (a) Any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or
(b) there shall occur and be continuing any event which constitutes an event of default under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000, the effect of which is to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity.





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                 SECTION 7.1.7.   FAILURE OF VALID, PERFECTED SECURITY
INTEREST. The security interest or Lien in the Collateral and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date PROVIDED, HOWEVER, that the failure of the Agent or any Lender to file any necessary UCC continuation statements shall not be deemed to constitute an Event of Default under this SECTION 7.1.7.

                 SECTION 7.1.8. EMPLOYEE PLANS. Any of the following events shall occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and such "prohibited transaction" could result in a Material Adverse Change, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) not disclosed in
ITEM 7 ("Benefit Plans") of the Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the Code,
(vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could result in a Material Adverse Change.

                 SECTION 7.1.9. JUDGMENTS. A final judgment which, with other such outstanding final judgments against the Borrower and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000, shall be entered against the





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Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

                 SECTION 7.1.10. LOSS OF PERMITS, ETC. The expiration, loss, termination, cancellation, revocation, forfeiture, suspension, diminution, impairment of or failure to renew any Intellectual Property, right, permit, license or approval which could result in a Material Adverse Change; or the entry of any order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

                 SECTION 7.1.11. MATERIAL ADVERSE CHANGE. A Material Adverse Changes occurs with respect to the Borrower or any of its Subsidiaries.

                 SECTION 7.1.12. 10% PREFERRED STOCK. The Borrower's 10% Preferred Stock, without par value, $10 stated value, shall not be convertible into Common Stock at any time after September 30, 1996 or such Preferred Stock otherwise shall be subject to redemption by the Borrower at the option of the holders thereof at any time after such date.

                 SECTION 7.2. ACTION IF BANKRUPTCY. If any Event of Default described in SECTION 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand, and the Agent, upon the direction of the Required Lenders, shall exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any combination.

                 SECTION 7.3. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, (a) declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and to the extent paid by the Borrower shall constitute a prepayment under this Agreement and (b) exercise any and all rights and remedies available under this Agreement or any other Loan Document, or available at law or in equity, at any time, in any order and in any





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combination.  Notwithstanding anything to the contrary set forth in this
SECTION 7.3, the Agent is permitted to act without the consent of the Required Lenders pursuant to this SECTION 7.3, only if (a) the Agent reasonably believes it should exercise the rights afforded to it under this SECTION 7.3 to protect the interests of the Lenders, (b) the Agent shall have made due inquiry of each Lender (i) having more than 33-1/3% of the aggregate of the Revolving Loan Commitments plus the outstanding principal amount of the Term Loan or (ii) if the Revolving Loan Commitments shall have been terminated, having more than 33-1/3% of the aggregate of the outstanding principal amount of the Loans as to whether the Agent should act under this SECTION 7.3, and (c) such Lender(s) fail(s) to respond to the Agent's inquiry within a reasonable period of time.


                                   ARTICLE 8.

                                   CONVERSION

                 SECTION 8.1. CONVERSION PRIVILEGE. Each Lender may, at such Lender's option, any time prior to the satisfaction in full of all of the outstanding principal under and accrued interest on such Lender's Term Note or Term Notes, convert its Term Note or Term Notes, in whole or in part (in amounts of $100,000 or integral multiples thereof), at 100% of the amount so converted, into fully paid and non-assessable shares of Series B Special Preferred Stock at a rate (the "CONVERSION RATE") of 833.3333 shares of Series B Special Preferred Stock for each $100,000 of outstanding principal and accrued interest so converted. All outstanding principal under and accrued interest on the Term Notes may be converted as provided herein.

                 SECTION 8.2.     CONVERSION PROCEDURE.

                 (a) To convert a Term Note or portion thereof, a Lender must (i) complete and sign the notice set forth as Exhibit G hereto, (ii) surrender such Term Note to the Borrower and (iii) furnish appropriate endorsements and transfer documents if reasonably required by the Borrower.

                 (b) As promptly as practicable after the surrender of a Term Note in compliance with this SECTION 8.2, the Borrower shall issue and deliver to the Lender so surrendering such Term Note, or on such Lender's written order, a certificate of certificates for the number of whole and fractional shares of Series B Special Preferred Stock issuable upon the conversion of such Term Note or portion thereof in accordance with the provisions of this Article 8. If a Term Note shall be surrendered for partial conversion, the Borrower shall execute and deliver to the Lender so surrendering such Term Note without charge to such Lender, a new Term Note in an





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aggregate principal amount equal to the unconverted portion of the surrendered
Term Note with no other changes in or to the terms thereof.

                 (c) Each conversion shall be deemed to have been effected on the date on which the Term Note shall have been surrendered in compliance with this SECTION 8.2, and the Person in whose name any certificate or certificates issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Borrower shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which the Term Note shall have been surrendered. The Borrower shall deliver certificates for shares of Series B Special Preferred Stock reflecting such conversion as directed by the converting Lender not later than 48 hours after the surrender of the Term Note in accordance herewith.

                 SECTION 8.3. EFFECT ON RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In the event of (i) any reclassification or change of outstanding shares of Borrower Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), (ii) any consolidation, merger or combination of the Borrower with another corporation or entity as a result of which holders of shares of Borrower Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for such shares or (iii) any sale or conveyance of the property of the Borrower as, or substantially as, an entirety to any other corporation or entity as a result of which holders of shares of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for such shares, then the Borrower or the successor or purchasing corporation or entity, as the case may be, shall enter into a supplemental agreement providing that the Term Notes shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, exchange, consolidation, merger, combination, sale or conveyance by a holder of a number of shares issuable upon conversion of the Term Notes immediately prior to such reclassification, exchange, consolidation, merger, combination, sale or conveyance. Such supplemental agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 8. The above provision of this SECTION 8.3 shall similarly apply to successive reclassifications, exchanges, consolidations, mergers, combinations, sales or conveyances.





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                 SECTION 8.4.     TAXES ON SHARES ISSUED.  The issuance of stock
certificates on conversions of the Term Notes shall be made without charge to the converting Lender for any tax in respect of the issuance thereof. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of a stock certificate in any name other than that of the converting Lender.

                 SECTION 8.5. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS; LISTING OF SHARES.

                 (a) The Borrower shall reserve, out of its authorized but unissued shares or its shares held in treasury, sufficient shares of Series B Special Preferred Stock to provide for the conversion in full of all Term Notes that may be outstanding under this Agreement.

                 (b) The Borrower covenants that all shares of Series B Special Preferred Stock which may be issued upon conversion of Term Notes will upon issuance be fully paid and nonassessable by the Borrower and free from all taxes, liens and charges with respect to the issue thereof.

                 (c) The Borrower covenants that if any shares to be provided for the purpose of conversion of Term Notes require registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such shares may be validly issued upon conversion, the Borrower will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                 (d) The Borrower covenants that if at any time shares of Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or on the Nasdaq Stock Market, the Borrower will, if permitted by the rules of such exchange or market list and keep listed so long as the shares shall be so listed on such exchange or market, all shares of Common Stock into which Series B Special Preferred Stock may be converted.

                 SECTION 8.6. NOTICE TO LENDERS PRIOR TO CERTAIN ACTIONS. In the event:

                 (a) the Borrower shall declare a dividend (or any other distribution) on its shares (other than in cash out of retained earnings); or

                 (b) the Borrower shall authorize the granting to the holders of its shares generally of rights or warrants to subscribe for or purchase any shares of any class of its Stock or any other rights or warrants; or

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                 (c)      of any reclassification of shares of the Borrower
(other than a subdivision or combination of its outstanding shares, or a change in par value, or from par value to no par value, or from par value to par value), or of any consolidation or merger to which the Borrower is a party and for which approval of any shareholders of the Borrower is required, or of the sale or transfer of all or substantially all of the assets of the Borrower or;

                 (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Borrower;

then in each such case, the Borrower shall cause to be mailed to each Lender, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice prepared by the Borrower stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or if a record is not to be taken, the date as of which the holders of shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occurring and the date as of which it is expected that holders of shares of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.



                                   ARTICLE 9.

                                   THE AGENT

                 SECTION 9.1. ACTIONS. Each Lender and the holder of each Note authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this SECTION 9.1, comply, except as otherwise reasonably advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender (including, without limitation, ING in its capacity as a Lender) agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, severally but not jointly PRO RATA according to such Lender's aggregate percentage of the Revolving Loan Commitments and the principal amount of outstanding Term Loans, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any





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kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from the Agent's gross negligence or wilful misconduct. Notwithstanding any other provision of this Agreement to the contrary, the Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its reasonable satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

                 SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Revolving Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; PROVIDED, HOWEVER, that the Agent shall have no obligation to do so.
If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this SECTION 9.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.





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                 SECTION 9.3.     EXCULPATION.  Neither the Agent nor any of
its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

                 SECTION 9.4. SUCCESSOR. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. The Agent shall be required to resign, upon the written request of the Required Lenders, if it holds less than $10,000,000 of the Loans and Commitments outstanding; PROVIDED, HOWEVER, that the Agent shall not be required to resign pursuant to the terms of this sentence if the Agent's Revolving Percentage plus its Term Percentage is equal to or greater than that of each other Lender. If the Agent at any time resigns, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

                 SECTION 9.5. LOANS BY THE AGENT. The Agent shall have the same rights and powers with respect to (a) the Loans made by it




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or any of its Affiliates and (b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent.

                 SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, and to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                 SECTION 9.7. COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement.
The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.


                                  ARTICLE 10.

                                 MISCELLANEOUS

                 SECTION 10.1.    WAIVERS, AMENDMENTS, ETC.

                 (a) The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Borrower and the Required Lenders or (y) in the case of a waiver of any obligation of the Borrower or compliance with any prohibition contained in this Agreement, is consented to by the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver:

                 (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;


                 (ii)     which would modify this SECTION 10.1, change the





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definition of "Required Lenders," increase the Revolving Loan Commitment Amount or change any Revolving Percentage or Term Percentage for any Lender, reduce any fees payable to the Lenders described in ARTICLE 2 and ARTICLE 3, extend the Revolving Loan Commitment Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

            (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

             (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent QUA the Agent shall be made without consent of the Agent.

                 (b) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                 (c) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 SECTION 10.2.    NOTICES.  All notices hereunder shall be





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
in writing or by telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

If to the Agent:                  ING
                                  135 East 57th Street
                                  New York, New York  10022
                                  Attention:  Chief Credit Officer
                                  Telecopier No.:  (212) 750-8935

with copies to:                   ING
                                  Atlanta Office
                                  200 Galleria Parkway
                                  Suite 950
                                  Atlanta, Georgia  30339
                                  Telecopier No.:  (770) 951-1005

and a copy to:                    King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia  30303-1763
                                  Attention:  Hector E. Llorens, Jr. Esq.
                                  Telecopier No.:  (404) 572-5100

If to any other Lender:  At its address set forth beneath its name on the signature pages hereof

If to the Borrower:               PhoneTel Technologies, Inc.
                                  650 Statler Office Tower
                                  1127 Euclid Avenue
                                  Cleveland, Ohio  44115
                                  Attention:  Chief Executive Officer,
                                  Chief Financial Officer and
                                  General Counsel
                                  Telecopier No.:  (216) 241-2574

with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                          919 Third Avenue
                          New York, New York  10022
                          Attention:  Stephen M. Banker, Esq.
                          Telecopier No.:  (212) 735-2000

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail, postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 10.3. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent and the Lenders party to this Agreement on the Closing Date for the

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negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Agent and the Lenders party to this Agreement on the Closing Date, or of any consultants or other experts retained by the Agent and the Lenders party to this Agreement on the Closing Date from time to time in connection therewith) whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Agent and the Lenders party to this Agreement on the Closing Date (including reasonable fees and expenses of counsel to the Agent and the Lenders party to this Agreement on the Closing Date, or of any consultants or other experts retained by the Agent and the Lenders party to this Agreement on the Closing Date) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement, the Notes or any other Loan Document. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations.

                 SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agent and each Lender, the making of the Term Loan and the extension of the Revolving Loan Commitment, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, partners, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "LENDER PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to:

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including, without limitation, the Acquisitions;

                 (b) the use of any of the proceeds of the Loans by the Borrower for any other purpose;

                 (c) any information furnished by the Borrower in connection with the syndication of this Agreement;

                 (d) the making of any claim by any investment banking firm, broker or third party in each case claiming through the Borrower or any of its Subsidiaries or as a result of their relationship to such parties that it is entitled to compensation from the Agent or any Lender in connection with this Agreement;

                 (e) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

                 (f) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

                 (g) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement or any Loan Document;

                 (h) the failure of Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement or any Loan Document; or

                 (i) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent or any Lender (or any of their respective officers, directors, partners, employees or agents) is a party thereto;

EXCEPT FOR any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's bad faith, gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

                 SECTION 10.5. SURVIVAL. The obligations of the Borrower under SECTIONS 2.4, 3.5, 10.3 and 10.4, and the obligations of the Lenders under SECTION 9.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document shall survive the execution and deliver of this Agreement, the Notes and each such other Loan Document.

                 SECTION 10.6. SEVERABILITY. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 10.7. HEADINGS. The various headings of this Agreement, the Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

                 SECTION 10.8. COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

                 SECTION 10.9. GOVERNING LAW; ENTIRE AGREEMENT. (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                 (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this SECTION 10.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to SECTION 10.11.

                 SECTION 10.11.   SALE AND TRANSFERS, PARTICIPATIONS, ETC.

                 (a) Any Lender may at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Revolving Loan Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 3.7 as if the Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of (i) SECTION 10.4 and (ii) SECTIONS 2.4 and 3.6, with respect to its participation in the Commitments and the Loans outstanding from time to time; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Loan or reduce the principal amount of or rate of interest on the Loan (except in connection with a waiver of interest at the Post-Default Rate) (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in the Loan shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) release a substantial part of the Collateral, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                 (b)      Subject to the provisions of clause (g) of this
SECTION 10.11, with the consent of the Required Lenders and the consent of the Borrower (which consent, in all instances, shall not be unreasonably withheld or delayed), any Lender may at any time sell to any Purchasing Lender all or any part in a minimum amount of $1,000,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purpose be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with a Revolving Percentage and Term Percentage as set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Percentages and Term Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Revolving Loan Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

                 (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and
(iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                 (e) If, pursuant to this SECTION 10.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans or Commitments, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be, (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under SECTION 2.3) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                 (f) Notwithstanding anything to the contrary set forth in this SECTION 10.11, but subject to the provisions of clause (g) of this SECTION 10.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes, (ii) any Lender may create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of the Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board, and (iii) upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in the case of clause (i) or (iii) above, notwithstanding that the Borrower does not consent to such sale, provided such Lender has obtained the consent of the Agent (which consent shall not be unreasonably withheld or delayed) and otherwise meets the requirements of this SECTION 10.11. The Agent agrees to waive the registration and processing fee set forth in clause (d) of this SECTION 10.11 in connection with the exercise by any Lender of its rights under clause (i) of the preceding sentence prior to April 15, 1996.

                 (g) If any transfer of a Term Note is not made pursuant to an effective registration statement under the Securities Act, the Lender desiring to transfer such Term Note will, if reasonably requested by the Borrower, deliver to the Borrower an opinion of counsel, which may be counsel to such Lender but which counsel must be reasonably satisfactory to the Borrower (provided that King & Spalding and Lowenstein, Sandler, Kohl, Fisher & Boylan shall be deemed reasonably satisfactory), reasonably satisfactory in form, scope and substance to the Borrower, that such Term Note may be sold without registration under the Securities Act, and the Purchasing Lender shall upon purchase of such Term Note or portion thereof be deemed to have affirmed and agreed to the investment representation set forth in SECTION 2.5. Each Lender agrees that its Term Note will bear the following legend:


                           "THIS TERM NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

Each Lender further agrees that its Term Note will bear the following legend:

                          "THIS TERM NOTE IS SUBJECT TO THE TERMS OF A CREDIT AGREEMENT, DATED AS OF MARCH 15, 1996, BETWEEN PHONETEL TECHNOLOGIES, INC. (THE "BORROWER"), THE LENDERS NAMED

                          THEREIN, AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, AS AGENT FOR THE LENDERS, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE BORROWER. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS TERM NOTE IS SUBJECT TO THE TERMS OF SAID CREDIT AGREEMENT AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID CREDIT AGREEMENT SHALL BE INVALID."

                 (h) If any transfer of any shares of Series B Special Preferred Stock or Common Stock issued upon conversion of Series B Special Preferred Stock (any such shares, "TERM NOTE SHARES") is not made pursuant to an effective registration statement under the Securities Act, the holder desiring to transfer such Term Note Shares will, if reasonably requested by the Borrower, deliver to the Borrower an opinion of counsel, which may be counsel to such holder but which counsel must be reasonably satisfactory to the Borrower (provided that King & Spalding and Lowenstein, Sandler, Kohl, Fisher & Boylan shall be deemed reasonably satisfactory), reasonably satisfactory in form, scope and substance to the Borrower, that such Term Note Shares may be sold without registration under the Securities Act, as well as (i) an investment covenant reasonably satisfactory to the Borrower signed by the proposed transferee (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act), and (ii) an agreement by such transferee to the impression of the restrictive legends set forth below on the Term Note Shares.

All Term Note Shares will bear the following legend (the "SECURITIES LEGEND"):

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

Notwithstanding the foregoing provisions of this clause (h) of SECTION 10.11, the restrictions upon the transferability of Term Note Shares and the Securities Legend requirements set forth in this clause (h) of this SECTION
10.11 shall terminate as to any such Term Note Shares (i) when and so long as such Term Note Shares shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Borrower shall have received an opinion of counsel reasonably satisfactory to it that such Securities Legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this clause (h) of SECTION 10.11 shall terminate as to any Term Note Shares as hereinabove provided, the holder thereof shall be entitled to receive from the Borrower, at the expense of the Borrower, a new certificate or certificates for such Term Note Shares bearing the following legend in place of the Securities Legend set forth above:

                          "THE RESTRICTIONS ON TRANSFERABILITY OF THE
                          SECURITIES REPRESENTED BY THIS CERTIFICATE TERMINATED ON ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

In addition, each certificate representing Term Note Shares will bear the following legend:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF CLAUSE (H) OF SECTION 10.11 OF A CREDIT AGREEMENT, DATED AS OF MARCH 15, 1996, BETWEEN PHONETEL TECHNOLOGIES, INC. (THE "COMPANY"), THE LENDERS NAMED THEREIN, AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING") AS AGENT FOR THE LENDERS, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF SAID AGREEMENT AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENT SHALL BE INVALID."


                 SECTION 10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

                 SECTION 10.13. CONFIDENTIALITY. (a) The Lenders and the Agent shall treat any information concerning the Borrower (whether prepared by the Borrower, its advisors or otherwise) which has been or will be furnished by or on behalf of the Borrower or any Subsidiary thereof (herein collectively referred to as the "CONFIDENTIAL INFORMATION") in accordance with the customary procedures for handling confidential information of this nature and will not willfully disclose any Confidential Information to any other party, except as otherwise provided herein. The Confidential Information will be used solely in connection with the transactions contemplated by the Loan Documents or as otherwise authorized by the Borrower. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Agent, the Lenders or their respective affiliates, directors, officers or employees, or (ii) becomes available on a nonconfidential basis from a source other than the Borrower, any of its Subsidiaries, or their advisors, provided that such source is not known by the Agent or the Lenders to be bound by a confidentiality agreement with or other obligation of secrecy to the Borrower or any of its Subsidiaries.

                 (b) Notwithstanding the foregoing, (i) Confidential Information may be disclosed to the Agent's and Lenders' affiliates, directors, partners, officers, employees and advisors who are in a confidential relationship with such Person or who are informed of the confidential nature of such information, (ii) Confidential Information may be disclosed as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or of any Loan Document or related document, PROVIDED that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this SECTION 10.13, and shall agree to return any Confidential Information, and will not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information, if it does not become a syndicate member, transferee or participant, (iii) Confidential Information may be disclosed to the extent requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction the Agent or a Lender may be subject, (iv) Confidential Information may be disclosed to the extent required by law, regulation, subpoena, judicial order or legal process, provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited, (v) Confidential Information may be disclosed to the extent required by the rules of any securities exchange on which securities of the Agent or any Lender are listed and traded, (vi) Confidential Information may be disclosed in connection with the enforcement by the Agent or any Lender of its rights under the Loan Documents or in connection with any litigation between any Loan Party and the Agent or any Lender with respect to the Loan or any Loan Document, and (vii) Confidential Information may be disclosed to the extent the Borrower consents to such disclosure.

                 SECTION 10.14.   CHANGE IN ACCOUNTING PRINCIPLES.  If

                 (a) any changes in accounting principles from those used in the preparation of the financial statements referred to in clause (a)(i) of SECTION 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

                 (b) there is any change in the Borrower's Fiscal Year with the Required Lenders' prior written consent pursuant to SECTION 6.2.16 hereof;

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; PROVIDED, HOWEVER, that, until the parties hereto have reached a definitive agreement on such amendments the Borrower shall not change its Fiscal Year and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of SECTION 5.4.

                 SECTION 10.15. WAIVER OF JURY TRIAL, ETC. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

                 SECTION 10.16. LIMITATION OF LIABILITY. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                 SECTION 10.17. USURY SAVINGS CLAUSE. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "MAXIMUM LAWFUL RATE"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; PROVIDED that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this SECTION 10.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this SECTION 10.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this SECTION 10.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this SECTION 10.17 shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, FIRST to any interest due and outstanding under this Agreement and the other Loan Documents, SECOND to any principal due and payable under this Agreement and the Notes, THIRD to the remaining principal amount of the Notes and FOURTH to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

                 SECTION 10.18. CONFLICT IN LOAN DOCUMENTS. To the extent there is any actual irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                          PHONETEL TECHNOLOGIES, INC.



                          By:_______________________________
                             Peter G. Graf
                             Chairman and
                             Chief Executive Officer



                          Attest:____________________________________________
                                 Name:
                                 Title:

                                       [CORPORATE SEAL]

PERCENTAGE

  50% - Revolving                          INTERNATIONALE NEDERLANDEN (U.S.)
        Percentage                         CAPITAL CORPORATION, AS AGENT AND AS
                                           LENDER
  50% - Term Percentage


                                              By:_______________________________
                                                   James W. Latimer
                                                   Managing Director

  50% - Revolving                          CERBERUS PARTNERS, L.P., AS LENDER
         Percentage
                                           By:  Cerberus Associates, L.P., its
  50% - Term Percentage                         general partner


                         By:__________________________
                                Stephen Feinberg
                                General Partner


Address for Notices:

         950 Third Avenue
         20th Floor
         New York, New York 10022
         Attention:  Mr. Seth P. Plattus
         Telecopier No:  (212) 421-2847


with a copy to:

         Lowenstein, Sandler, Kohl, Fisher & Boylan
         65 Livingston Avenue
         Roseland, New Jersey 07068-1791
         Attention:  Robert G. Minion, Esq.
         Telecopier No:  (201) 992-5820

                                   SCHEDULE 1
                                   ----------

                             DISCLOSURE SCHEDULE
_______________________________________________________________

ITEM 1   (Transaction Costs)
ITEM 2   (Sources and Uses)
ITEM 3   (Indebtedness to be Refinanced)
ITEM 4   (Litigation)
ITEM 5   (Governmental Licenses)
ITEM 6   (Exceptions to GAAP)
ITEM 7   (Benefit Plans)
ITEM 8   (Labor Controversies)
ITEM 9   (Intellectual Property)
ITEM 10  (Insurance)
ITEM 11  (Indebtedness)
ITEM 12  (Environmental Matters)
ITEM 13  (Consents)
ITEM 14  (Contracts)
ITEM 15  (Employment Contracts)
ITEM 16  (Subsidiaries)
ITEM 17  (Termination of Material Contracts)
ITEM 18  (Existing Indebtedness)
ITEM 19  (Liens)
ITEM 20  (Leases)
ITEM 21  (Existing Investments)
ITEM 22  (Transactions with Affiliates)
ITEM 23  (Take or Pay Contracts)
ITEM 24  (Preemptive Rights, Options, Warrants)
ITEM 25  (Voting and Transfer Agreements)
ITEM 26  (Registration Rights)

                                   SCHEDULE 2
                                   ----------

                        TELEPHONE PLACEMENT AGREEMENT
____________________________________________________________________________


            [Attach PhoneTel's Basic Telephone Placement Agreement]

                                   SCHEDULE 3
                                   ----------

                            CASH MANAGEMENT SYSTEM
_______________________________________________________________________________

         The Borrower agrees to establish on or prior to April 15, 1996 (the "EFFECTIVE DATE"), and to thereafter maintain at all times, the cash management system described below:

         1. Neither the Borrower nor any of its Subsidiaries shall maintain any deposit, checking, operating or other bank account except for the Coin Concentration Account and the Receivables Concentration Account described below, and those accounts of the Borrower and its Subsidiaries identified below in paragraph 12. The Borrower shall not permit the aggregate Net Balances in its Disbursement Account and any other deposit account of the Borrower and its Subsidiaries (other than the Blocked Accounts and Concentration Accounts), to exceed on any Business Day $150,000. If as of the close of any Business Day such Net Balances so exceed $150,000, the Borrower shall make a mandatory prepayment of the Revolving A Loans and the Revolving B Loans on such Business Day in the amount of such excess. As used herein "NET BALANCE" means the amount of collected funds in an account less the amount of all unpaid checks, drafts and other items drawn on such account.

         2. Commencing on the Effective Date, the Borrower and its Subsidiaries shall deposit or cause to be deposited, on the date of receipt thereof, all cash collected from Telephones into one or more accounts identified below in paragraph 12 as "Blocked Accounts" (collectively, the "BLOCKED ACCOUNTS").

         3. On or before the Effective Date, the Borrower shall have established a concentration account in the Borrower's name (the "COIN CONCENTRATION ACCOUNT") and a second concentration account in the Borrower's name (the "RECEIVABLES CONCENTRATION ACCOUNT"), each at a bank reasonably acceptable to the Required Lenders. The Coin Concentration Account and the Receivables Concentration Account are collectively referred to as the "Concentration Accounts".

         4. On or before the Effective Date, each of the Borrower shall have delivered to each account debtor with respect to its accounts receivables an irrevocable notice and direction to mail all payments in respect of accounts receivable to a lockbox established with the bank at which the Receivables Concentration Account is established, which payments are to be deposited directly by such bank into the Receivables Concentration Account in accordance with the terms of the Receivables Concentration Account Agreement described below. In the event that, notwithstanding the irrevocable notices and directions given by the Borrower and its Subsidiaries to account debtors, the Borrower or any its Subsidiaries receives any check or other item of payment with respect to its accounts receivable the Borrower or such Subsidiary shall hold such items in trust for the benefit of the Agent and deposit the same on the date of receipt thereof in the Receivables Concentration Account.





                                      -1-

         5. On or before the Effective Date, the banks at which the Blocked Accounts are maintained shall have entered into tri-party blocked account agreements (the "BLOCKED ACCOUNT AGREEMENTS") with the Agent, the Borrower and any other depositor, in form and substance reasonably satisfactory to the Required Lenders. Each such Blocked Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of set-off or recoupment or any other claim against such Blocked Account, other than for payment of its service fees and other charges directly related to the administration of such account, (b) such bank agrees to sweep on a daily basis all amounts received in the Blocked Account to the Coin Concentration Account and (c) the Agent has exclusive dominion and control of, and a first priority security interest in, such Blocked Account.

         6. On or before the Effective Date, the bank at which the Coin Concentration Account is maintained shall have entered into a tri-party concentration account agreement (the "COIN CONCENTRATION ACCOUNT AGREEMENT") with the Agent and the Borrower, in form and substance reasonably satisfactory to the Required Lenders. Such Coin Concentration Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of set-off or recoupment or any other claim against such Coin Concentration Account, other than for payment of its service fees and other charges directly related to the administration of such account, (b) such bank agrees to sweep on a daily basis all amounts received in the Coin Concentration Account to the Collection Account and (c) the Agent has exclusive dominion and control of, and a first priority security interest in, the Coin Concentration Account.

         7. On or before the Effective Date, the bank at which the Receivables Concentration Account is maintained, shall have entered into a tri-party concentration account agreement (the "RECEIVABLES CONCENTRATION ACCOUNT AGREEMENT") with the Agent and the Borrower, in form and substance reasonably satisfactory to the Required Lenders. Such Receivables Accounts Concentration Account Agreement shall provide, among other things, that (a) such bank executing such agreement has no rights of set-off or recoupment or any other claim against such Receivables Concentration Account, other than for the payment of its service fees and other charges directly related to the administration of such account, (b) such bank shall deposit all receipts from a lockbox to be established with such bank into the Receivables Concentration Account, (c) such bank agrees to sweep on a daily basis all amounts received in the Receivables Concentration Account to the Collection Account, and (d) the Agent has exclusive dominion and control of, and a first priority security interest in, the Receivables Concentration Account.

         8. The Borrower may maintain, in its name, an account (the "DISBURSEMENT ACCOUNT") at a bank reasonably acceptable to the Required Lenders into which the Agent shall, from time to time, deposit proceeds of Revolving A Loans or Revolving B Loans made pursuant to SECTION 2.1.1 or SECTION 2.1.2 for use solely in accordance with the provisions of SECTION 3.9. The Disbursement Account as of the Closing Date is identified below in paragraph 12





                                      -2-
as the "Disbursement Account".

         9. All amounts deposited in the Collection Account shall be deemed received by the Agent in accordance with the terms of SECTION 3.6. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

         10. The Borrower hereby constitutes and irrevocably appoints, from and after the Closing Date until payment in full of all Loans and the termination of the Commitments, the Agent as its true and lawful attorney, with full power of substitution, to demand, collect, receive and sue for all amounts which may become due and payable under the Blocked Accounts, Coin Concentration Account, and the Receivables Concentration Account, and to exercise all withdrawal receipts or other orders for the Borrower or any of its Subsidiaries in the Agent's own name or in the Borrower's or its Subsidiary's name or otherwise, which the Agent deems necessary or appropriate to protect and preserve its right, title and interest in such accounts.

         11. Upon the request of the Required Lenders, the Borrower shall forward to the Lenders, on a daily basis, evidence of the deposit of all items of payment received by the Borrower into the Blocked Accounts, the Coin Concentration Account and the Receivables Concentration Agreement, and copies of all such checks and other items, in form and substance reasonably satisfactory to the Required Lenders.

         12. The following consists of all of the deposit, checking, operating and other bank accounts of the Borrower and its Subsidiaries as of the Closing Date.

         (a)     The Blocked Accounts described below:

                 Name/ABA # of Bank                Account Number
                 ------------------                ---------------
         Bank of America-CA/122000661              12209-31976

         Bank of Boston/011000390                  542-44818

         Bank of New York/021202719                610-4685593

         Bank One-WV/043400065                     625137419

         Dubuque Bank & Trust-IA/
           073900535                               101761

         Mercantile Bank-IL/081202759              850004895-7

         First Union National Bank-NC/
           053107659                               2075287097380

         Flagship Bank-MA/011032616                2025099612





                                      -3-

         Key Bank-WA/125000574                     2185001371

         M & T Bank-NY/022000046                   11475811

         Merchants Bank-TX/113102044               0070108993

         Bank of America-NV/122400724              245845037

         First American-TN/064100674               3000041422

         First Union National Bank-FL/
           067006432                               2168752468050

         National City Bank-OH/041200144           2569167

         NationsBank-TX/111317721                  3590011436

         NationsBank-VA/051400646                  0010059122

         NBD Bank-IN/074000052                     07648456

         Old Kent-MI/072402115                     9104063

         West One Bank-WA/125107833                6002625561

         Huntington National Bank-OH/
           044000024                               01661388102


         (b)     The Disbursement Account described below:

                 Name/ABA # of Bank                Account Number
                 ------------------                --------------
         Huntington National Bank-OH/
           044000024                               01669505107


         (c)     The following other accounts:

                 Name/ABA # of Bank                Account Number
                 ------------------                --------------
                                     None.





                                      -4-

                                   SCHEDULE 4
                                   ----------
                            INELIGIBLE TELEPHONES
______________________________________________________________________________

         Description of
           Telephones                              Cure
         --------------                            ----
         193 Telephones located                    Approval of North
         in North Carolina                         Carolina Public
                                                   Utility Commission

         ___ Telephones located                    Obtain valid
         in Florida                                Telephone Placement
                                                   Agreement

         ___ Telephones located                    Obtain valid
         in miscellaneous                          Telephone Placement
         locations                                 Agreement





                          -1-
                                                          1